UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Pentair, Inc.

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PENTAIR, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 1, 2008
To our Shareholders:
          Our Annual Meeting of Shareholders will be held at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, on Thursday, May 1, 2008, at 10:00 a.m., for the following purposes:
1.	to elect three directors;

2.	to approve the Pentair, Inc. 2008 Omnibus Stock Incentive Plan;

3.	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008;
and to transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting. We are not aware of any items of other business to be presented at the Annual Meeting.
          The Board of Directors has fixed the close of business on March 2, 2008 as the record date for determining the shareholders entitled to vote at the Annual Meeting. Accordingly, you are only entitled to vote if you are a shareholder of record at the close of business on that date. Our transfer books will not be closed.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 1, 2008. The Pentair, Inc. proxy statement for the 2008 Annual Meeting of Shareholders and the 2007 Annual Report to Shareholders are available at http://ww3.ics.adp.com/streetlink/PNR.

By Order of the Board of Directors

Louis L. Ainsworth, Secretary
Golden Valley, Minnesota
March 18, 2008
IMPORTANT: Your vote is very important. To legally hold an Annual Meeting, a majority of the outstanding shares must be in attendance. We encourage you to vote your proxy as soon as possible. You may vote by Internet or telephone as described in the voting instructions on the proxy; or date, sign and return the proxy in the enclosed envelope. You may vote in person at the Annual Meeting even if you submit your proxy by Internet, phone or mail.

Proxy Statement for the
Annual Meeting of Shareholders of
PENTAIR, INC.
To Be Held on May 1, 2008

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS OF
PENTAIR, INC.
TO BE HELD ON THURSDAY, MAY 1, 2008
Solicitation
     This Proxy Statement, the accompanying proxy card and our Annual Report to Shareholders are being mailed on or about March 24, 2008. Our Board of Directors (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting. The Board is soliciting your proxy to give all shareholders of record the opportunity to vote on matters that will be presented at the Annual Meeting. This Proxy Statement provides you with information on these matters to assist you in voting your shares.
What is a proxy?
     A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting your proxy, you are giving the persons named on the proxy card the authority to vote your shares in the manner you indicate on your proxy card. You vote your proxy by submitting the enclosed proxy card, by telephone or over the Internet,
Why did I receive more than one proxy card?
     You will receive multiple proxy cards if you hold your shares in different ways (for example, joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (in “street name”), you will receive your proxy card or other voting information from your broker, and you will return your proxy card or cards or otherwise vote your proxy as indicated in the materials you receive with this Proxy Statement. You should vote your proxy for each separate account you have.
Voting Information
Who is qualified to vote?
     You are qualified to receive notice of the Annual Meeting and to vote if you own shares of our Common Stock at the close of business on our record date of March 2, 2008.
How many shares of Common Stock may vote at the Annual Meeting?
     As of March 2, 2008, there were 98,979,984 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter presented.
What is the difference between a “shareholder of record” and a “street name” holder?
     These terms describe how your shares are held. If your shares are registered directly in your name with Wells Fargo Bank, N.A., our transfer agent, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee on your behalf, you are a “street name” holder.
How do I vote my shares?
     If you are a “shareholder of record,” you have three choices. You can vote your proxy:
•	by mailing in the enclosed proxy card;

•	over the telephone; or

•	via the Internet.
     Please refer to the specific instructions set forth on the enclosed proxy card. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder.
     If you hold your shares in “street name,” your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

Can I vote my shares in person at the Annual Meeting?
     If you are a “shareholder of record”, you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name”, you must obtain a proxy from your broker, banker, trustee or nominee, giving you the right to vote the shares at the Annual Meeting.
What are the Board’s recommendations on how I should vote my shares?
     The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of three nominees for election to our Board with terms expiring at the 2011 Annual Meeting of Shareholders.

Proposal 2 —	FOR the approval of the Pentair, Inc. 2008 Omnibus Stock Incentive Plan.

Proposal 3 —	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.
What are my choices when voting?
     Proposal 1 — You may cast your vote in favor of electing the nominees as directors, or you may withhold your vote on one, two or all nominees.
     Proposals 2 and 3 — You may cast your vote in favor of or against each proposal, or you may elect to abstain from voting your shares.
How would my shares be voted if I do not specify how they should be voted?
     If you submit your proxy without indicating how you want your shares to be voted, the persons named on the proxy card will vote your shares according to the Board’s recommendations that are listed above.
     As to any other business that may properly come before the Annual Meeting, the persons named on the proxy card will vote in accordance with their best judgment. We do not presently know of any other business.
     If your shares are held in the name of a brokerage firm, the brokerage firm has the discretionary authority to vote your shares in connection with the election of directors and the ratification of our independent auditors if you do not timely provide your proxy because these matters are considered “routine” under the New York Stock Exchange (“NYSE”) listing standards.
How many shares of Common Stock constitute a quorum for the Annual Meeting?
     A majority of the shares of Common Stock outstanding as of March 2, 2008, will constitute a quorum at the Annual Meeting.
What vote is required to approve each proposal?
     Proposals 1 and 3 each require the affirmative vote of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting.
     Proposal 2 requires the affirmative vote of the holders of a majority of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting, provided that a majority of the outstanding shares of our common stock are voted on the proposal.
How are abstentions and broker non-votes treated?
     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Minnesota law and our Articles of Incorporation provide that abstentions are counted in determining the total number of the votes cast on proposals presented to shareholders, but that abstentions are not treated as votes in favor of proposals voted upon at the Annual Meeting. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.

Can I change my vote after I have submitted my proxy?
     You may revoke your proxy by doing one of the following:
•	by sending a written notice of revocation to our Secretary that is received before the Annual Meeting, stating that you revoke your proxy;

•	by delivering a later-dated proxy by telephone, on the Internet, or in writing so that it is received before the Annual Meeting in accordance with the instructions included in the proxy card(s); or

•	by attending the Annual Meeting and voting your shares in person.
Who will count the votes?
     Representatives from Wells Fargo Bank, N.A., our transfer agent, will count the votes and serve as our Inspectors of Election. The Inspectors of Election will be present at the Annual Meeting.
Who pays the cost of this proxy solicitation?
     We pay the costs of soliciting proxies sought by the Board. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our Common Stock. Morrow & Co., 470 West Avenue, Stamford, Connecticut, is assisting us in the solicitation of proxies at a cost to us of $8,500 plus expenses.

CORPORATE GOVERNANCE MATTERS
Board Governance
          The Board has adopted and regularly reviews and, if appropriate, revises its Corporate Governance Principles and written charters for its Audit Committee, Compensation Committee, Governance Committee and International Committee in accordance with rules of the Securities and Exchange Commission (“SEC”) and the NYSE. We and our Board continue to be committed to the highest standards of corporate governance and ethics. The Board has adopted Pentair’s Code of Business Conduct and Ethics (“Code of Conduct”) and has designated it as the code of ethics for our Chief Executive Officer and senior financial officers. Copies of all of these documents are available, free of charge, on our website at www.pentair.com/code.html or in print to any shareholder who requests them in writing from our Secretary.
Independent Directors
     The Board determines the independence of each director and nominee for election as a director. The Board makes these determinations in accordance with the NYSE rules for independence of directors and categorical standards of independence included in the Corporate Governance Principles which are attached as Appendix A. Based on these standards, at its meeting held on February 26, 2008, the Board affirmatively determined that each of the following non-employee directors and non-employee director nominees is independent and has no material relationship with us, except as a director or shareholder:

(1) Leslie Abi-Karam	(6) Charles A. Haggerty
(2) Glynis A. Bryan	(7) David H. Y. Ho
(3) Jerry W. Burris	(8) David A. Jones
(4) T. Michael Glenn	(9) Ronald L. Merriman
(5) Barbara B. Grogan	(10) William T. Monahan
     In addition, based on the NYSE standards and our categorical standards of independence included in the Corporate Governance Principles, the Board affirmatively determined that Randall J. Hogan is not independent because he is our Chief Executive Officer.
     In determining the independence of directors, our Governance Committee considers circumstances where one of our directors also serves as a director or executive officer of a company that is our customer or supplier. The Governance Committee has reviewed each of these relationships, which are set forth below. In each case, the relationship involves sales to or purchases from the organization indicated which (i) amount to less than the greater of $1 million or 2% of that organization’s consolidated gross revenues during each of 2007, 2006 and 2005; and (ii) during all relevant years were not of an amount or nature that impeded the director’s exercise of independent judgment.

Director	Relationships Considered
Leslie Abi-Karam	Executive Vice President and President, Mailing Solutions Management, Pitney Bowes Inc.

Glynis A. Bryan	Chief Financial Officer, Insight Enterprises, Inc.

Glynis A. Bryan	Former Chief Financial Officer, APL Logistics

T. Michael Glenn	Executive Vice President — Market Development and Corporate Communications, FedEx Corporation

Charles A. Haggerty	Director, Beckman Coulter, Inc.

Director	Relationships Considered
Charles A. Haggerty	Director, Deluxe Corporation

David H. Y. Ho	Chairman of the Greater China Region, Nokia Siemens Network

David H. Y. Ho	Former President, Nokia China Investment Limited, a subsidiary of Nokia Corporation

David A. Jones	Director, Simmons Company

William T. Monahan	Director, Hutchinson Technology, Inc.

William T. Monahan	Former Director and former Chief Executive Officer, Novelis Inc.
Shareholder and Other Stakeholder Communication with the Board
          If you are a shareholder or other stakeholder and wish to communicate with the Board, non-management directors as a group or any individual director, including the Lead Director, you may send a letter addressed to the relevant party, c/o Corporate Secretary, Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416. The Board has instructed the Secretary to forward such communications directly to the addressee(s).
Committees of the Board
          The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the International Committee. The International Committee meets once or twice a year. The other committees generally hold meetings when the Board meets and additionally as needed. Management representatives attend each committee meeting. Independent directors generally also meet in executive session without management present.
Audit Committee

Role:	The Audit Committee is responsible, among other things, for assisting the Board with oversight of our accounting and financial reporting processes and audits of our financial statements. These responsibilities include the integrity of the financial statements, compliance with legal and regulatory requirements, the independence and qualifications of our external auditor and the performance of our internal audit function and of the external auditor. The Audit Committee is directly responsible for the appointment, compensation, terms of engagement (including retention and termination) and oversight of the work of the external auditor. The Audit Committee holds meetings periodically with our independent and internal auditors, the Board and management to review and monitor the adequacy and effectiveness of reporting, internal controls, risk assessment and compliance with our policies.

Meetings:	The Audit Committee held nine meetings in 2007.

Members:	The members of the Audit Committee are Ronald L. Merriman (Chair), Leslie Abi-Karam, Glynis A. Bryan, Jerry W. Burris and David H. Y. Ho. All members have been determined to be independent under SEC and NYSE rules. Mr. Merriman is a member of the audit committees of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation, each of which is a publicly-traded company. The Board has determined that Mr. Merriman’s service on the audit committees of three other public companies does not impair his ability to effectively serve as Chair of our Audit Committee.

Report:	You can find the Audit Committee Report on page 59 of this Proxy Statement.

Charter:	You can find the Audit Committee Charter at: www.pentair.com/audit.html.

Financial Experts:	The Board has unanimously determined that all members of the Audit Committee are financially literate under NYSE rules and at least one member has financial management expertise. In addition, the Board has determined that all members of the Audit Committee qualify as “audit committee financial experts” under SEC regulations.

Compensation Committee

Role:	The Compensation Committee sets and administers the policies that govern executive compensation. This includes establishing and reviewing executive base salaries, administering the Management Incentive Plan and the Executive Officer Performance Plan and administering equity-based compensation under the Omnibus Stock Incentive Plan. The Compensation Committee also sets the Chief Executive Officer’s compensation based on the Board’s annual evaluation of the Chief Executive Officer’s performance. The Committee has engaged Hewitt Associates, a human resources consulting firm, to aid the Committee in its annual review of our executive and director compensation programs for continuing appropriateness and reasonableness and to make recommendations regarding executive officer and director compensation levels and structures. In reviewing our compensation programs, the Compensation Committee also considers other sources to evaluate external market, industry and peer company practices. A more complete description of these practices can be found on pages 12, 13 and 14 of this Proxy Statement under the headings “Compensation Committee Practices,” “Role of Executive Officers in Compensation Decisions” and “Comparative Framework” in the Compensation Discussion and Analysis section of this Proxy Statement.

Meetings:	The Compensation Committee held seven meetings during 2007.

Members:	The members of the Compensation Committee are David A. Jones (Chair), T. Michael Glenn, Barbara B. Grogan, Charles A. Haggerty and William T. Monahan. All members have been determined to be independent under NYSE rules.

Report:	You can find the Compensation Committee Report on page 23 of this Proxy Statement.

Charter:	You can find the Compensation Committee Charter at: www.pentair.com/compensation.html.

Governance Committee

Role:	The Governance Committee is responsible, among other things, for identifying individuals qualified to become directors and recommending nominees to the Board for election at annual meetings of shareholders. In addition, the Governance Committee monitors developments in director compensation and, as appropriate, recommends changes in director compensation to the Board. The Governance Committee is also responsible for developing and recommending to the Board corporate governance principles applicable to us. Finally, the Governance Committee oversees public policy matters and compliance with our Code of Conduct.

Meetings:	The Governance Committee held eight meetings in 2007.

Members:	The members of the Governance Committee are Charles A. Haggerty (Chair), T. Michael Glenn, Barbara B. Grogan, David A. Jones and William T. Monahan. All members have been determined to be independent under NYSE rules.

Charter:	You can find the Governance Committee Charter at: www.pentair.com/governance.html.

International Committee

Role:	The International Committee reviews our operations outside North America and assists management in formulating growth, development and organizational strategies for our international business divisions.

Meetings:	The International Committee held one meeting in 2007.

Members:	The members of the International Committee are David A. Jones (Chair), David H. Y. Ho, Ronald L. Merriman, William T. Monahan and Randall J. Hogan (ex officio).

Charter:	You can find the International Committee Charter at: www.pentair.com/international.html.
Compensation Committee Interlocks and Insider Participation
          During 2007, we did not employ any member of the Compensation Committee as an officer or employee and there were no interlock relationships.
Policies and Procedures Regarding Related Person Transactions
     Our Board has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:
•	a “related person” means any of our directors, executive officers or five-percent shareholders or any of their immediate family members; and

•	a “related person transaction” generally is a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are a participant and the amount involved exceeds $50,000, and in which a related person had or will have a direct or indirect material interest.
     Potential related person transactions must be brought to the attention of the Governance Committee directly or to the General Counsel for transmission to the Governance Committee. Disclosure to the Governance Committee should occur before, if possible, or as soon as practicable after the related person transaction is effected, but in any event as soon as practicable after the executive officer or director becomes aware of the related person transaction. The Governance Committee’s decision whether or not to approve or ratify a related person transaction is to be made in light of a number of factors, including the following:
•	whether the terms of the related person transaction are fair to us and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with any of our directors, executive officers or five-percent shareholders;

•	whether there are demonstrable business reasons for us to enter into the related person transaction;

•	whether the related person transaction could impair the independence of a director under the Corporate Governance Principles’ standards for director independence; and

•	whether the related person transaction would present an improper conflict of interest for any of our directors or executive officers, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the interest of the director or executive officer in the transaction, the ongoing nature of any proposed relationship, and any other factors the Committee deems relevant.
     We had no related person transactions during 2007. To our knowledge, no related person transactions are currently proposed.

PROPOSAL 1
Election of Certain Directors
Information About Directors
Board Composition
          Our Articles of Incorporation and By-Laws currently provide for a Board of up to eleven members. The Board is divided into three classes with directors serving three-year terms. The beginning date for each term is staggered so that, in any particular year, the term of only one class expires. Vacancies may be filled through appointment by the Board or through election by shareholders at a special meeting of shareholders called for that purpose. Any director appointed by the Board is required to stand for election at the next annual meeting of shareholders or next special meeting of shareholders called for that purpose. The Board appointed Jerry W. Burris to fill a vacancy in October 2007 and Leslie Abi-Karam in February 2008. Ms. Abi-Karam, Mr. Burris and incumbent director Ronald L. Merriman are standing for election at the Annual Meeting.
Directors’ Attendance
          The Board held five meetings in 2007. In each of those meetings, the independent directors also met in executive session, without management or Mr. Hogan present. All directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the Committees on which they served during the fiscal year ended December 31, 2007. We expect our directors to attend our annual meetings of shareholders. In May 2007, all of the directors then in office attended the 2007 annual meeting of shareholders. William T. Monahan has been appointed by the Board as its Lead Director, effective January 1, 2008. Mr. Monahan acts as the presiding director for all executive sessions of the independent directors.
Director Qualifications
          The Governance Committee searches for qualified candidates to be a director, reviews the qualifications of each candidate and recommends to the Board the names of qualified candidates to be nominated for election or re-election as directors. The Board reviews the candidates recommended by the Governance Committee and nominates candidates for election or re-election by the shareholders. The Governance Committee recognizes that the contribution of the Board will depend both on the character and capacities of the directors taken individually and on their collective strengths. With this in mind, the Governance Committee evaluates candidates in light of a number of criteria. Directors are chosen with a view to bringing to the Board a variety of experience and backgrounds and establishing a core of business advisers with financial and management expertise. The Governance Committee also considers candidates who have substantial experience outside the business community, such as in the public, academic or scientific communities.
          When they consider possible candidates for appointment or election as directors, the Governance Committee and the Board are also guided by the following principles:
•	each director should be chosen without regard to sex, sexual orientation, race, religion or national origin;

•	the Corporate Governance Principles and the rules adopted by the SEC and the NYSE require that at least a majority of the Board consist of independent directors;

•	each director should possess the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	each director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	each director should possess substantial and significant experience which would be of particular importance to us in the performance of the duties of a director and would increase the diversity of experience, expertise and training of the Board taken as a whole;

•	each director should have sufficient time available to devote to our affairs in order to carry out the responsibilities of a director; and

•	each director should be committed to enhancing long-term shareholder value and be willing and able to represent the balanced, best interests of the shareholders as a whole rather than the interests of a special interest group or constituency.
In 2007, the Governance Committee retained an independent consultant to advise it and to assist the Committee in recruiting candidates for two vacancies on the Board anticipated as a result of the resignation of Richard J. Cathcart and the pending expiration of the term of director Barbara B. Grogan. The Committee also solicited the other members of the Board to identify other qualified candidates and to assist in recruitment of potential nominees. The Committee identified and interviewed a number of candidates proposed by its independent consultant. Both Jerry W. Burris and Leslie Abi-Karam were initially recommended by the Committee’s independent consultant.
Shareholder Nominees
          Shareholders submitted no candidates for nomination for election as a director to the Governance Committee in connection with the 2008 Annual Meeting. According to our By-Laws, a shareholder must give advance notice and furnish certain information in order to submit a nomination for election as a director. Any shareholder who wishes to present a candidate for consideration by the Governance Committee should send a letter identifying the name of the candidate and summary of the candidate’s qualifications, along with the other supporting documentation described in Article 1, Section 10 of our By-Laws, to the Governance Committee. This letter should be addressed c/o Corporate Secretary, Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416 no earlier than January 10, 2009 and no later than February 4, 2009 for consideration at the 2009 Annual Meeting. You can find a copy of our By-Laws on file with the SEC by searching the EDGAR archives at www.sec.gov/edgar/searchedgar/webusers.htm. You may also obtain a copy from us free of charge by submitting a written request to the Corporate Secretary, Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416.
Election of Directors
          The term of director Barbara B. Grogan expires at the Annual Meeting. The Board, upon recommendation of the Governance Committee, has nominated incumbent directors Leslie Abi-Karam, Jerry W. Burris and Ronald L. Merriman for three-year terms that expire at the 2011 Annual Meeting of Shareholders. Seven directors have terms of office that do not expire at this time and we expect that they will continue to serve their full terms.
Directors Standing For Election
          For a Three-Year Term Expiring at the 2011 Annual Meeting of Shareholders
Leslie Abi-Karam, director since February 2008, age 49
          Since March 2008, Ms. Abi-Karam has been the Executive Vice President and President, Mailing Solutions Management of Pitney Bowes Inc., a global mailstream technology company. Between December 2002 and March 2008, Ms. Abi-Karam was the Executive Vice President and President, Document Messaging Technologies (DMT) of Pitney Bowes Inc. She is also responsible for all global supply chain and enterprise procurement operations, supplying products and sourcing for all commodity/spend management within Pitney Bowes worldwide. Between October 2000 and December 2002, Ms. Abi-Karam was President, Global Mail Creation and Mail Finishing, of Pitney Bowes Inc. She has been with Pitney Bowes since 1984 and has held various roles of increasing responsibility.

Jerry W. Burris, director since October 2007, age 44
          Since July 2006, Mr. Burris has been the president of Barnes Industrial, a global precision components business within Barnes Group Inc. Prior to joining Barnes Group, Mr. Burris worked at General Electric Company, a multinational technology and services conglomerate, where he served as president and chief executive officer of Advanced Materials Quartz and Ceramics in 2006. From 2003 to 2006, Mr. Burris was the general manager of global services for GE Healthcare. From 2001 to 2003, he led the integration of global supply chain sourcing for the Honeywell integration and served as the general manager of global sourcing for GE Industrial Systems. Mr. Burris first joined GE in 1986 in the GE Corporate Technical Sales and Marketing Program.
Ronald L. Merriman, director since 2004, age 63
          Mr. Merriman serves as the Chair of the Audit Committee. He is a Managing Director of Merriman Partners, a management advisory firm. He served as Managing Director of O’Melveny & Myers LLP, a global law firm, from 2000 to 2003; Executive Vice President of Carlson Wagonlit Travel, a global travel management firm, from 1999 to 2000 and Executive Vice President of Ambassador Performance Group, Inc., a publicly-traded travel services business, from 1997 to 1999. From 1967 to 1997, Mr. Merriman was employed by KPMG, a global accounting and consulting firm, where he ultimately served as a Vice Chair and member of the Executive Management Committee. He is also a director of Aircastle Limited, Realty Income Corporation and Haemonetics Corporation.
Directors Not Standing For Election
With a Term Expiring at the 2009 Annual Meeting of Shareholders
Charles A. Haggerty, director since 1994, age 66
          Mr. Haggerty serves as the Chair of the Governance Committee. He is currently Chief Executive Officer of LeConte Associates, LLC, a consulting and investment firm. Mr. Haggerty joined Western Digital Corporation, a maker of hard disc drives, in June 1992, where he served as Chief Operating Officer until July 1993, as Chief Executive Officer and Chairman of the Board from July 1993 until he retired as Chief Executive Officer in January 2000 and as Chairman in June 2000. From 1964 to 1992, Mr. Haggerty served in various positions at International Business Machines Corporation. Mr. Haggerty is also a director of Imation Corp., Beckman Coulter, Inc., Deluxe Corporation and LSI Corp.
Randall J. Hogan, director since 1999, age 52
          Since January 1, 2001, Mr. Hogan has been our Chief Executive Officer. Mr. Hogan became Chairman of the Board on May 1, 2002. From December 1999 through December 2000, Mr. Hogan was our President and Chief Operating Officer. From March 1998 to December 1999, he was Executive Vice President and President of our Electrical and Electronic Enclosures Group. From February 1995 to August 1997, he was President of the Carrier Transicold Division of United Technologies Corporation. From 1994 until 1995, he was Vice President and General Manager of Pratt & Whitney Industrial Turbines. From 1988 until 1994, he held various executive positions at General Electric. From 1981 until 1987, he was a consultant at McKinsey & Company. Mr. Hogan is also a director of Covidien, Inc.
David A. Jones, director since 2003, age 58
          Mr. Jones serves as the Chair of the International and Compensation Committees. Since February 2008, Mr. Jones has been Senior Advisor to Oak Hill Capital Partners. Between 1996 and May 2007, Mr. Jones was Chairman and Chief Executive Officer of Spectrum Brands, Inc. (formerly Rayovac Corporation), a global consumer products company with major businesses in batteries, lighting, shaving/grooming, personal care, lawn and garden, household insecticide and pet supply product categories. From 1996 to April 1998, he also served Rayovac as President. From 1995 to 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer, and Chairman of the Board of Directors of Thermoscan, Inc. From 1989 to 1994, he served as President and Chief Executive Officer of The Regina Company. Mr. Jones is also a director of Simmons Company.
With a Term Expiring at the 2010 Annual Meeting of Shareholders
T. Michael Glenn, director since 2007, age 52
          Since January 1998, Mr. Glenn has been the Executive Vice President — Market Development and Corporate Communications of FedEx Corporation, a global provider of supply chain, transportation, business and related information services. From June 1994 to January 1998, Mr. Glenn was Senior Vice President - Marketing and Corporate Communications of FedEx Express.

David H. Y. Ho, director since 2007, age 48
          Since April 2007, Mr. Ho has served as the Chairman of the Greater China Region for Nokia Siemens Network, a joint venture between Finland-based Nokia Corporation, a multinational telecommunications company, and Germany-based Siemens AG. Between April 2004 and March 2007, Mr. Ho served as the President of Nokia China Investment Limited, the Chinese operating subsidiary of Nokia Corporation. Between April 2004 and March 2007, Mr. Ho served as the President of Nokia China Investment Limited, the Chinese operating subsidiary of Finland-based Nokia Corporation, a multinational telecommunications company. Since January 2002, Mr. Ho has also served as Nokia China Investment Limited’s Senior Vice President, Networks — Greater China. Between 2000 and August 2001, Mr. Ho was the Senior Vice President and Chief Operating Officer of Nortel Networks China Limited, the Chinese operating subsidiary of Canada-based Nortel Networks Corporation, a multinational telecommunications company. Between 1998 and 1999, Mr. Ho was the Vice President and General Manager of Nortel Networks China Limited’s Greater China Wireless Solutions division. Prior to joining Nortel Networks China Limited, Mr. Ho spent 15 years working in the Chinese operating subsidiaries of multinational telecommunications companies in roles of increasing responsibility.
Glynis A. Bryan, director since 2003, age 49
          Since December 2007, Ms. Bryan has been the Chief Financial Officer of Insight Enterprises, Inc., a leading provider of information technology products and solutions to clients in North America, Europe, the Middle East and the Asia-Pacific region. Between April 2005 and May 2007, Ms. Bryan was the Executive Vice President and Chief Financial Officer of Swift Transportation Co., a holding company which operates the largest fleet of truckload carrier equipment in the United States. Between 2001 and March 2005, Ms. Bryan was the Chief Financial Officer of APL Logistics, the supply-chain management arm of Singapore-based NOL Group, a logistics and global transportation business. Prior to joining APL, Ms. Bryan spent 16 years with Ryder System, Inc., a truck leasing company, where she held a series of progressively responsible positions in finance. In her last assignment, Ms. Bryan was Senior Vice President of Ryder Capital Services, where she led the development of the firm’s capital services business. In 1999 and 2000, Ms. Bryan served as Senior Vice President and Chief Financial Officer of Ryder Transportation Services.
William T. Monahan, director since 2001, age 60
          Mr. Monahan serves as the Lead Director. From August through December 2006, Mr. Monahan served as Interim Chief Executive Officer of Novelis, Inc., a global leader in aluminum rolled products and aluminum can recycling From November 1995 to May 2004, Mr. Monahan was Chairman of the Board of Directors and Chief Executive Officer of Imation Corp., a manufacturer of magnetic and optical data storage media. Mr. Monahan is also a director of Hutchinson Technology, Inc. and The Mosaic Company.
     If elected, each of the three director nominees standing for election at the Annual Meeting will serve on the Board until the Annual Meeting in 2011. If any of the three nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies. Management has no reason to believe that any of the three nominees for election named above will be unable to serve.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE.

COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program
          The Compensation Committee (the “Committee”) of our Board sets and administers the policies that govern our executive compensation, including:
•	establishing and reviewing executive base salaries;

•	overseeing our annual incentive compensation plans;

•	overseeing our long-term equity-based compensation plan;

•	approving all awards under those plans; and

•	annually approving and recommending to the Board all compensation decisions for executive officers, including those for the Chief Executive Officer and the other officers named in the Summary Compensation Table below (all, collectively, the “Named Executive Officers”).
          The Committee seeks to assure that compensation paid to the Named Executive Officers is fair, reasonable and competitive, and is linked to increasing long-term shareholder value. Only independent directors serve on the Committee.
Compensation Philosophy and Objectives
          The Committee believes that the most effective executive compensation program aligns executive initiatives with shareholders’ economic interests. The Committee seeks to accomplish this by rewarding the achievement of specific annual, longer-term and strategic goals that create lasting shareholder value. The Committee evaluates both executive performance and executive compensation to attract and retain superior employees in key positions at compensation levels competitive in the marketplace. To achieve the objectives stated below, the Committee provides executive compensation packages containing both cash and equity-based compensation components that reward performance as measured against established goals. The Committee’s specific objectives include:
•	to motivate and reward executives for achieving financial and strategic objectives;

•	to provide rewards commensurate with individual and company performance;

•	to encourage innovation and growth;

•	to attract and retain top-quality executives and key employees; and

•	to align our employee and shareholder interests by encouraging employee stock ownership.
          To balance all these objectives, our executive compensation program uses the following elements:
•	base salary, to provide a fixed compensation level competitive in the marketplace;

•	annual incentive compensation plans, to reward short-term performance against specific financial targets;

•	long-term equity incentive compensation, to link management incentives to shareholder return; and

•	retirement, perquisites and other benefits, to attract and retain management and other employees over the longer term.
          We discuss each of these components below under the topic “2007 Program Elements” on page 14 of this Proxy Statement.
Compensation Committee Practices
          The Committee meets regularly to review, discuss and approve executive compensation and employee benefit plan matters. To ensure it is able to address all of its responsibilities, the Committee establishes an annual agenda at the beginning of each year. In 2007, the Committee held five regular meetings and two special meetings. The Committee has scheduled five regular meetings for 2008.

          Committee members generally receive written materials approximately one week prior to each regularly scheduled meeting. In addition to the regularly scheduled meetings, the Committee holds additional meetings when necessary. At the close of each regularly scheduled Committee meeting, the Committee conducts an executive session without management present. When appropriate, the Committee also meets in executive session at the close of special meetings. At the Committee’s request, the Committee’s external compensation consultant reviews committee meeting materials and attends meetings.
          In making changes to our compensation programs, the Committee considers external market, industry and peer company practices. The Committee reviews each element of the executive compensation program annually for continuing appropriateness and reasonableness. In December 2006 and February 2007, the Committee reviewed and approved performance measures and related targets for our annual incentive program. When reviewing awards, the Committee considered our corporate performance for the year and the prior three-year period against the peer group of companies identified as the “Comparator Group” in the section below entitled “Comparative Framework.” The Committee also considered our corporate performance compared to our strategic objectives. The Committee reviewed and approved all salary increases and stock incentive grants for officers in December and for other management employees in February. The Committee reviewed and approved equity grants for newly hired and promoted employees as required throughout the year. Committee actions relating to executive salary, incentive awards and long-term compensation, as well as changes to our compensation programs, were submitted to the full Board for ratification and approval.
Role of Executive Officers in Compensation Decisions
          The Chief Executive Officer and the Senior Vice President, Human Resources, generally attend meetings of the Committee but are not present in executive sessions the Committee holds nor do they participate in deliberations of their own compensation. With the oversight of the Chief Executive Officer and the Senior Vice President, Human Resources, our human resources group formulates recommendations to the Committee on matters of compensation philosophy and design, as well as specific recommendations for executive compensation. The Chief Executive Officer annually reviews with the Committee the performance of each executive officer (other than himself) and presents compensation recommendations based on these reviews to the Committee. The Committee reviews these recommendations with its external compensation consultant and exercises its discretion in adopting, rejecting or changing compensation proposals for executives other than the Chief Executive Officer. The Committee recommends compensation proposals for all Named Executive Officers, including the Chief Executive Officer, to the full Board for its approval.
          The Committee employs a formal rating process to evaluate the Chief Executive Officer’s performance. As part of this process, the Committee reviews financial and other relevant data related to the performance of the Chief Executive Officer at each meeting of the Board throughout the year. At the end of the year, each independent director provides an evaluation and rating of the Chief Executive Officer’s performance in various categories. The Committee Chair submits a consolidated rating report and the Committee’s recommendations regarding the Chief Executive Officer’s compensation to the independent directors for review and ratification. The Lead Director chairs a discussion with independent Board members without the Chief Executive Officer present. From that discussion, the Committee finalizes the Chief Executive Officer’s performance rating. The Committee Chair and the Lead Director review the final rating results and commentary with the Chief Executive Officer. The Committee takes the performance rating and financial data into account in the Board’s adoption of goals and objectives for the Chief Executive Officer for the following year.
Setting Executive Compensation
          The Committee recognizes the importance of maintaining sound principles for developing and administering compensation and benefits programs. The Committee seeks to carry out its responsibilities by:
•	holding executive sessions (without management present) at every regular Committee meeting;

•	requiring clear communication of compensation policy and actions to employees and the shareholders;

•	annually reviewing detailed tally sheets of executive compensation for all executive officers; and

•	establishing appropriate guidelines for executive change-in-control agreements.

          In addition, the Committee retains an external compensation consultant (the “Compensation Consultant”) to advise the Committee on executive compensation issues. The Compensation Consultant provided no services to our company other than those commissioned by the Committee. The Committee provides the Compensation Consultant with preliminary instructions regarding the goals of our compensation program and the parameters of the competitive review of our executive compensation programs to be conducted by the Compensation Consultant. The Compensation Consultant provides the Committee with comparative market data on position-specific compensation structures, policies and programs based on analyses of relevant survey data and of the practices of the Comparator Group defined below under the heading “Comparative Framework.” The Compensation Consultant also provides guidance on industry best practices and advises the Committee in determining base salary ranges, equity compensation thresholds and incentive compensation opportunity ranges for each senior executive position. In October 2007, Hewitt Associates replaced Buck Consulting as the Committee’s Compensation Consultant.
Comparative Framework
          In making its recommendations to the Board concerning executive officer compensation, the Committee annually reviews and evaluates our corporate performance and our executive officers’ compensation and equity ownership. The Committee also obtains and reviews comparative data from the Compensation Consultant and a number of third-party sources, including proxy statements, publicly available information and surveys by consulting firms.
          The Committee uses external competitive benchmarks that it believes support the guiding principles outlined above for each element of compensation. For 2007, the market for assessing compensation was defined as companies with revenue comparable to ours (revenues of approximately $1 billion — $6 billion), publicly traded, headquartered in the U.S., and engaged in one or more manufacturing sectors (the “Comparator Group”). The Committee identified these companies as our Comparator Group based upon the analysis and recommendations of the Compensation Consultant. The Comparator Group consisted of business competitors, similarly structured broadly diversified organizations, and competitors for executive talent: American Standard, Inc., Amphenol Corporation, Cooper Industries LTD, Crane Company, Danaher Corporation, Donaldson Corporation, Inc., Dover Corporation, Eaton Corporation, Flowserve Corporation, Hubbell Inc., ITT Industries, Inc., Jacuzzi Brands, Pall Corporation, Parker Hannifin Corporation, Rockwell Automation, Inc., A.O. Smith Corporation, SPX Corporation, Thomas & Betts Corporation.
2007 Program Elements
     For the fiscal year ended December 31, 2007, the principal components of compensation for Named Executive Officers were:
•	Base salary;

•	Annual incentive compensation plans;

•	Long-term equity incentive compensation;

•	Retirement and other benefits; and

•	Perquisites and other personal benefits.
Base Salaries
          We provide Named Executive Officers and other employees with a fixed salary. Focusing on the market value of each job, the Committee’s goal is to target the 50th percentile (the “Midpoint”) of the Comparator Group for executives’ base salary ranges. The Committee developed salary ranges for each Named Executive Officer. The Midpoint of the range is set each year at the 50th percentile of the market data. Market data include published survey data and proxy data for our Comparator Group. The Committee establishes each Named Executive Officer’s salary within a range of 20% of the Midpoint. Differences in base salaries among the Named Executive Officers and the extent to which a Named Executive Officer’s base salary is set at a level other than the Midpoint are decided by the Committee based on various factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s length of employment, level of responsibility, experience and individual performance. For each Named Executive Officer, the Committee determined 2007 base salaries in accordance with the Committee’s guideline of establishing Named Executive Officers’ base salaries at approximately the 50th percentile of our Comparator Group.

Annual Incentive Compensation Plan
          To balance the objective of providing competitive compensation to attract and retain top talent with the objective of linking pay to annual performance, we pay a portion of our executives’ cash compensation as incentive compensation tied to annual business performance as measured by year over year improvement. We pay cash incentive compensation under one of two annual incentive plans, the Executive Officer Performance Plan (“EOPP”) and the Management Incentive Plan (“MIP”). The Committee has the sole discretion to determine in which plan eligible employees participate. Whereas the terms of the MIP permit the Committee to increase or decrease executives’ formula-derived incentive compensation, the Committee has no discretion to increase formula-derived incentive compensation under the EOPP. For 2007, the only participants in the EOPP were the executive officers and the president of one of our global business units.
          For each EOPP participant, the Committee determined a percentage of that executive’s base salary as a targeted level of incentive compensation opportunity, based on the Committee’s review of the Compensation Consultant’s recommendations, relevant survey data and, in the case of Named Executive Officers other than the Chief Executive Officer, the recommendations of the Chief Executive Officer. Differences in target levels of incentive compensation opportunity among the Named Executive Officers are decided by the Committee based on various factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s length of employment, level of responsibility and experience. An executive’s base salary times the incentive compensation opportunity percentage establishes the target incentive compensation for which he or she is eligible. The Committee determined incentive compensation targets in 2007 for all Named Executive Officers other than Mr. Harrison who retired in February 2007. These incentive compensation targets were as follows:

	Target as a	Target in
	Percent of Salary	Dollars
Randall J. Hogan	150%	$1,447,500
John L. Stauch	80%	306,292
Michael V. Schrock	100%	517,000
Louis L. Ainsworth	60%	218,216
Frederick S. Koury	60%	222,703
Richard J. Cathcart	100%	331,904
          Actual incentive compensation awarded to each Named Executive Officer may range from 0 to 2 times the target, depending on actual company and individual performance, as described below. The Committee approves business goals (described below) for each year and sets each executive’s incentive compensation opportunity so that if we attain targeted year-over-year overall or division-level performance goals, annual cash incentive levels will be between the 50th and 75th percentiles of our Comparator Group. If we attain superior performance levels, cash incentive compensation will exceed the 75th percentile of the Comparator Group; if we do not attain any of the targeted performance goals, cash incentive compensation will be between zero and the 50th percentile of our Comparator Group.
          To establish the performance measures and related targets applied to EOPP payments for the Named Executive Officers, the Committee examined goals that were recommended by the Chief Executive Officer, after consultation with the Chief Financial Officer and certain other executive officers, and that were based solely on objectively determinable financial performance measures. The Committee then assessed these recommendations in light of comparable data of the Comparator Group and relevant survey data. In February 2007, the Committee established the performance goals for 2007 for both the EOPP and the more broadly-based MIP, which the Board then ratified. The EOPP performance goals, which applied to all Named Executive Officers other than Mr. Harrison who retired in February 2007, consisted of four quantitative measures:

•	Organic revenue growth, which means the increase in net sales compared to 2006 but excluding the effect of acquisitions and divestitures. For all Named Executive Officers, the 2007 EOPP organic revenue growth performance target was 6% organic revenue growth for Pentair, Inc.

•	Free cash flow conversion rate, which means the percentage of net income that is converted into free cash flow. “Free cash flow” means cash from operating activities less capital expenditures, including both continuing and discontinued operations, plus proceeds from sale of property and equipment. For all Named Executive Officers, the 2007 EOPP performance target was the conversion of 100% of the free cash flow of Pentair, Inc.

•	ROIC, which means return on invested capital, calculated on a pre-tax basis. For all Named Executive Officers, the 2007 EOPP performance target for ROIC was 14.2% as applied to Pentair, Inc.

•	Increase in earnings before interest, depreciation and amortization (“EBITDA”), which means the increase in EBITDA compared to 2006. For all Named Executive Officers, the 2007 EOPP performance target was a 2% increase in the EBITDA of Pentair, Inc.
          To provide an added performance incentive, the Committee determined that the amount of incentive compensation related to each performance measure other than EBITDA would be scaled according to the amount by which the measure exceeded or fell short of the target. In the case of each of these three performance measures, the amount of incentive compensation is scaled according to a formula that is based solely on our corporate performance and is not subject to adjustment or discretion. The Committee determined that the portion of each Named Executive Officer’s incentive compensation related to the EBITDA performance measure would be paid only if the EBITDA target had been met. The Committee has the discretion to reduce the incentive compensation amount related to the EBITDA performance measure based on its assessment of the individual participant’s performance and the Chief Executive Officer’s recommendations regarding the performance of the Named Executive Officers.
          Our Chief Executive Officer and each EOPP participant together establish individual performance goals for the year. The Committee and the Chief Executive Officer establish the Chief Executive Officer’s individual goals. The Committee uses those individual goals, along with other factors in its judgment, to determine whether to reduce the amount the participant would otherwise receive under the EOPP.
          The Committee determined that, for 2007, the performance measures applied to EOPP payments for all Named Executive Officers were to be weighted as follows: organic revenue growth: 25%; free cash flow conversion rate: 25%; ROIC: 30%; and EBITDA: 20%. The actual incentive compensation of each Named Executive Officer was determined by multiplying the eligible incentive compensation amount by the multiplier determined as noted above based on corporate performance in 2007 against the targets set.
          We pay EOPP awards in cash following the final audit of the year’s performance and the approval of the Committee and the Board. In February 2008, the Committee certified performance against 2007 goals. For 2007, for all Named Executive Officers, the measures for free cash flow, ROIC and EBITDA exceeded the respective targets and the measure for organic revenue growth fell below target. The Committee then reviewed the Chief Executive Officer’s assessment of each individual Named Executive Officer’s performance against the individual goals established for that officer. The Committee determined that the individual performance of each Named Executive Officer in 2007 met or exceeded expectations. Based on this determination, the Committee exercised its discretion in granting awards based on individual performance of each Named Executive Officer, resulting in EOPP awards reflected in the table below as 2007 incentive compensation. These amounts are shown in the Summary Compensation Table, columns “(d) Bonus” and “(g) Non-Equity Incentive Plan Compensation” on page 24.

          The following table shows the actual salary and incentive compensation earned by Named Executive Officers in 2005, 2006 and 2007:

			Incentive
		Salary	compensation
Randall J. Hogan	2007	$965,000	$1,814,876
	2006	945,000	510,584
	2005	900,000	1,289,925

John L. Stauch	2007	382,865	384,029

Michael V. Schrock	2007	517,000	648,215
	2006	444,034	247,333
	2005	395,900	412,342

Louis L. Ainsworth	2007	363,693	262,688
	2006	363,693	78,601
	2005	353,100	234,211

Frederick S. Koury	2007	371,171	279,225

David D. Harrison	2007	74,091	0
	2006	444,548	128,101
	2005	431,600	329,915

Richard J. Cathcart	2007	331,904	366,355
	2006	495,000	178,299
	2005	472,517	447,945
Long-term Equity Incentive Compensation
          The Committee emphasizes executive compensation that is tied to building and sustaining our company’s value through stock performance over time. We provide equity-based compensation to our executives to further the objectives of:
•	motivating and rewarding executives through share price appreciation;

•	encouraging innovation and growth; and

•	aligning management and shareholder interests.
          In keeping with this philosophy, the Committee sets target opportunities under the long-term incentive program to fall between the 50th and 75th percentiles of ongoing long-term incentive values granted in the market, which the Committee assesses based on both published survey data and data from our Comparator Group. If we build and sustain long-term shareholder value through superior performance, ongoing long-term incentive values may exceed the 75th percentile of our Comparator Group.
          The Committee awards long-term incentive compensation in the form of stock options and restricted stock. Each year, the Committee uses benchmark data (including compensation surveys, Comparator Group information, and other data provided by the Compensation Consultant) to set competitive target dollar award levels for each individual Named Executive Officer and for each position or grade level. Differences in target dollar award levels among the Named Executive Officers are decided by the Committee based on various factors, including competitive conditions for the Named Executive Officer’s position within the Comparator Group and in the broader employment market, as well as the Named Executive Officer’s length of employment, level of responsibility, experience and individual performance. Individual awards generally range between 80 and 120 percent of target award level, with actual award amounts determined by the Committee based on its assessment of both the executive’s individual performance against his or her individual performance goals in the previous year and company performance in the previous year against our strategic plan.
          Awards consist of both stock options and restricted stock. In 2007, awards to Named Executive Officers and other key executives were delivered as a mix of approximately two-thirds of their total award value in stock options and one-third in restricted stock. The Committee determined this mix based on market data provided by the Compensation Consultant for comparable positions and functions. The Committee determines the value of options using the Black-Scholes valuation method. The number of restricted shares is derived from the average fair market value of the stock during the month preceding the date on which awards are determined. To provide a cap on the actual number of stock options and restricted shares granted for the year, the Committee establishes a total target dollar value of all awards to establish a fixed pool of shares and options to be distributed among all executives participating in the MIP or EOPP that year.

          Options vest one-third in each year on the first, second and third anniversary of the date of grant and expire ten years from the date of grant. The restricted shares granted in 2007 vest in one-half increments on the third and fourth anniversaries of the date of grant. The value of restricted stock and options granted to the Named Executive Officers in 2007 is reflected in the Grants of Plan-Based Awards Table on page 26. The value of restricted stock that vested for each Named Executive Officer in 2007 (reflecting grants made to them in 2002, 2003 and 2004) and the value of options exercised by each Named Executive Officer in 2007 are shown in the Option Exercises and Stock Vested Table on page 30.
          The Committee reviews and approves all stock option and restricted stock grants for executive officers in December of each year. These grants are effective on the first business day on which the stock market is open following January 1st. For all other recipients, the Committee reviews and approves grants in February, to be effective March 1st or the first business day on which the stock market is open following March 1st. The Committee reviews and approves all equity awards to newly hired or promoted executives at regular meetings throughout the year. As a rule, the Committee grants awards to newly hired or promoted executives that are effective the earlier of the 15th day of the month following the date of hire or promotion or the 15th day of the month following the date of the Committee meeting at which the grant is approved. The Committee has also given the Committee Chair and the Chief Executive Officer discretion to grant equity awards to newly hired or promoted executives as required throughout the year, within the guidelines of the long-term incentive plan. The Committee then ratifies these grants at its next meeting. All options are granted at fair market value based on the closing stock price on the effective day of grant.
Stock Ownership Guidelines
          The Committee and the Board have established stock ownership guidelines for the Named Executive Officers and other executives to motivate them to become significant shareholders and to further encourage long-term performance and growth. The Committee monitors our executives’ compliance with these stock ownership guidelines and periodically reviews the definition of “stock ownership” to reflect the practices of companies in the Comparator Group. For 2007, “stock ownership” included stock owned by the officer both directly and indirectly, the pro-rated portion of unvested restricted stock, and shares held in our employee stock ownership plan or our employee stock purchase plan. The Committee determined that, over a period of five years from appointment, key employees should accumulate and hold common stock equal to a multiple of base salary as follows:

Stock Ownership Guidelines
Executive Level	(as a multiple of salary)
Chief Executive Officer	5x base salary

President, Chief Operating Officer Executive Vice President and Chief Financial Officer	3x base salary

Senior Vice President, Human Resources Senior Vice President and General Counsel President, Filtration Chief Accounting Officer	2.5x base salary

Other key executives	2x base salary
Stock Ownership for the Currently-Serving Named Executive Officers as of December 31, 2007

	Share	12/31/07	Ownership	Meets
	Ownership	Market Value	Guideline	Guideline
Randall J. Hogan	476,176	$16,575,687	$4,825,000	Yes
John L. Stauch	4,760	165,696	1,290,000	No(1)
Michael V. Schrock	79,809	2,778,151	1,551,000	Yes
Louis L. Ainsworth	137,719	4,793,998	909,233	Yes
Frederick S. Koury	35,899	1,249,644	927,928	Yes

(1)	Mr. Stauch joined the Company on February 12, 2007, and will have five years from his appointment to meet the stock ownership requirement.

Retirement and Other Benefits
          The Named Executive Officers and other executives and employees participate in the Pentair, Inc. Pension Plan, the Pentair Retirement Savings and Stock Incentive Plan, the Pentair Supplemental Executive Retirement Plan and the Pentair Restoration Plan. We also provide other benefits such as medical, dental and life insurance and disability coverage to employees, including the Named Executive Officers. We aim to provide employee and executive benefits at levels that reflect competitive market levels at the 50th percentile of similar benefits given by our Comparator Group.
The Pentair, Inc. Pension Plan
          The Pentair, Inc. Pension Plan (the “Pension Plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the Named Executive Officers. Participation in the Pension Plan is restricted to those Named Executive Officers and other employees who were hired on or before December 31, 2007. Benefits under the Pension Plan are based upon an employee’s years of service and highest average earnings in any five-year period during the ten-year period preceding the employee’s retirement (or, in the case of an employee with more than five years but less than ten years of service, during any five-year period preceding the employee’s retirement). Benefits under the Pension Plan are payable after retirement in the form of either an annuity or a lump sum.
          Compensation covered by the Pension Plan for the Named Executive Officers equals the amounts set forth in the “Salary” column of the Summary Compensation Table on page 24 and 2006 incentive compensation paid in March 2007 set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 24. The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2007, the annual limitation was $225,000.
          Benefits under the Pension Plan are calculated as an annuity equal to the sum of:
•	1.0 percent of the participant’s highest final average earnings multiplied by years of service; and

•	0.5 percent of such earnings in excess of Primary Social Security compensation.
          Years of service under these formulas cannot exceed 35. Contributions to the Pension Plan are made entirely by us and are paid into a trust fund from which the benefits for all participants will be paid.
The Pentair Supplemental Executive Retirement and Restoration Plan
          The Pentair Supplemental Executive Retirement Plan (“SERP”) and the Pentair Restoration Plan (“Restoration Plan”) are unfunded, nonqualified defined benefit pension plans for all executive officers and other key executives selected by the Committee. Benefits under these two Plans vest upon the completion of five years of benefit service (all service following initial participation). These Plans are combined for all administrative, accounting and other purposes. The Named Executive Officers all participate in the SERP and the Restoration Plan. Messrs. Hogan, Schrock and Ainsworth are fully vested in these Plans. Messrs. Stauch and Koury are not yet vested.
          Benefits under the SERP are based upon the number of an employee’s years of service following initial participation and the highest average earnings for a five calendar-year period (ending with retirement). Benefits are payable after retirement in the form of either a 15-year certain annuity or joint and survivor annuity. Compensation covered by the SERP and the Restoration Plan for the Named Executive Officers equals the amounts set forth in the 2007 “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 24.

          Benefits under the SERP are calculated as:
•	final average compensation as defined above; multiplied by

•	benefit service percentage, which equals 15% times years of benefit service;
          The resulting lump-sum value is converted into the form of an annuity selected by the participant.
          The Restoration Plan is designed to provide retirement benefits based on compensation earned by participants in excess of the annual limitation. Only executive officers and key executives hired on or before December 31, 2007 are eligible to participate in the Restoration Plan. As discussed above, the Pension Plan limits retirement benefits for compensation earned in excess of the applicable limitation in any year. For 2007, this annual limitation was $225,000.
          The only participants in the Restoration Plan are those executive officers and other selected key leaders who participate in the SERP. Restoration Plan benefits are combined and administered with those payable under the SERP and are paid in the same manner and at the same time.
          Benefits under the Restoration Plan are calculated as:
•	final average compensation as defined above, less compensation below the annual limitation amount in each year; multiplied by

•	earned benefit service percentage (which is weighted based on age at the time of service), in accordance with the following table:

Service Age	Percentage
Under 25	4%
25-34	5.5%
35-44	7%
45-54	9%
55 or over	12%
          The benefit percentages calculated above are added and the resulting percentage is multiplied by the covered compensation amount. The resulting lump-sum value is converted into the form of an annuity selected by the participant under the SERP.
          The present value of the combined accumulated benefits for the Named Executive Officers under both the SERP and the Restoration Plan is set forth in the Pension Benefits table on page 30.
The Pentair Retirement Savings and Stock Incentive Plan
          The Pentair Retirement Savings and Stock Incentive Plan (“RSIP/ESOP Plan”) is a tax-qualified 401(k) retirement savings plan, with a companion Employee Stock Ownership Plan (“ESOP”) component. Participating employees may contribute up to 50 percent of base salary and incentive compensation on a before-tax basis and 15 percent of compensation on an after-tax basis, into their 401(k) plan (“RSIP”). We match an amount equal to 50 cents for each dollar contributed to the RSIP by participating employees on the first five percent of their regular earnings. In addition, we contribute to the ESOP an amount equal to 1 1/2 % of cash compensation (salary and incentive compensation) for each participant in the RSIP, to incent employees to make contributions to our retirement plan. The RSIP/ESOP Plan limits the amount of cash compensation considered for contribution purposes to the maximum imposed by Internal Revenue Code Section 401(a)(17), which was $225,000 in 2007.
          Participants in the RSIP/ESOP Plan are allowed to invest their account balances in a number of possible mutual fund investments. Our common stock is not a permitted investment choice under the Plan. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for the Plan. We do not guarantee or subsidize any investment earnings under the Plan. We make ESOP contributions in our Common Stock. However, participants may sell and immediately reinvest stock contributions within the RSIP/ESOP Plan in other investment vehicles offered under the RSIP/ESOP Plan.

          Amounts deferred, if any, under the Pentair RSIP/ESOP Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 24. Pentair matching contributions allocated to the Named Executive Officers under the RSIP/ESOP Plan are included in the “All Other Compensation” column of the Summary Compensation Table.
Medical, Dental, Life Insurance and Disability Coverage
          Employee benefits such as medical, dental, life insurance and disability coverage are available to all U.S.-based participants through our active employee plans. In addition to these benefits to active employees, we provide post-retirement medical, dental and life insurance coverage to certain retirees in accordance with the legacy company plans which applied at the time the employees were hired. We provide up to one and a half times annual salary (up to $2,000,000) in life insurance, and up to $10,000 per month in long-term disability coverage. The cost of the active employee and post-retirement company-provided benefits in 2007 for the Named Executive Officers was as follows:

Cost of
Officer	Benefits
Hogan	$12,985
Stauch	$10,753
Schrock	$12,526
Ainsworth	$9,155
Koury	$12,010
Harrison	$1,467
Cathcart	$12,468
The value of these benefits is not required to be included in the Summary Compensation Table since they are made available to all of our U.S. salaried employees.
Other Paid Time-Off Benefits
          We also provide vacation and other paid holidays to all employees, including the Named Executive Officers, which we have determined to be comparable to those provided at other large companies.
Deferred Compensation
          We sponsor a non-qualified deferred compensation program, called the Sidekick Plan, for our U.S. executives within or above the pay grade that has a median annual salary of $107,600 in 2007 and $111,900 in 2008. This plan permits executives to defer up to 25% of their base salary and 100% of their annual cash incentive compensation. We make contributions to the Sidekick Plan on behalf of participants similar to our contributions under the RSIP/ESOP Plan with respect to each participant’s contributions from that portion of his or her income above the maximum imposed by Internal Revenue Code Section 401(a)(17), which was $225,000 in 2007, but below the Sidekick Plan’s compensation limit of $700,000.
          Participants in the RSIP/ESOP Plan and the Sidekick Plan are allowed to invest their account balances in a number of possible mutual fund investments. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these Plans. We do not guarantee or subsidize any investment earnings under either Plan. Our common stock is not a permitted investment choice under either Plan.
          Amounts deferred, if any, under the Sidekick Plan by the Named Executive Officers are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table on page 24. Our contributions allocated to the Named Executive Officers under the Sidekick Plan are included in the “All Other Compensation” column of the Summary Compensation Table.

Perquisites and Other Personal Benefits
          We provide Named Executive Officers with a perquisite program (the Pentair, Inc. Flexible Perquisite Program or the “Flex Perq Program”) under which the Named Executive Officers receive a cash perquisite allowance in an amount that management and the Committee believe are customary, reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews market data provided by the Compensation Consultant to assess the levels of perquisites provided to Named Executive Officers.
          For 2007, the total aggregate annual allowance under the Flex Perq Program was $35,000 for the Chief Executive Officer and the President and Chief Operating Officer and $30,000 for all other participants. In addition to the allowance provided under the Flex Perq Program, we provided reimbursement for annual executive physicals for three Named Executive Officers. We also provided Mr. Koury with the imputed value resulting from the purchase of a company vehicle in connection with the dissolution of the company-leased vehicle program at the end of the first quarter of 2007 and, until the time of such purchase, with reimbursement for costs associated with gas, maintenance, insurance associated with the leased automobile and personal use of the leased automobile.
          These amounts are included in the Summary Compensation Table, in the column labeled “All Other Compensation,” on page 24 and are set forth in more detail in footnote 5 to that table.
Severance and Change-in-Control Benefits
          We provide the certain severance and change-in-control benefits to certain of our executives to provide for continuity of management upon a threatened or completed change in control. These benefits are designed to provide economic protection to key executives following a change in control of our company so that our executives can remain focused on our business without undue personal concern. We believe that the security that these benefits provide helps our key executives to remain focused on our on-going business and reduces the key executive’s concerns about future employment. We also believe that these benefits allow our executives to consider the best interests of our company and its shareholders due to the economic security afforded by these benefits.
          We provide the following severance and change-in-control benefits:
•	We have entered into agreements with our key corporate executives and other key leaders (including all Named Executive Officers) that provide for contingent benefits upon a change in control.

•	The EOPP and the MIP each provide that, upon a change in control, each EOPP or MIP participant is entitled to receive any outstanding and unpaid award for the year before the change of control as well as an award for the then-current year calculated on the basis of the executive’s base salary immediately before the change of control and assuming that the year’s EOPP or MIP targets have been attained.

•	The Omnibus Stock Incentive Plan provides that, upon a change in control, all outstanding options granted under the Plan that are unvested become fully vested.

•	The Omnibus Stock Incentive Plan provides that, upon a change in control, all restrictions applicable to outstanding shares of restricted stock granted under the Plan shall automatically lapse and any dividends declared but unpaid with respect to such restricted stock shall be paid to the executive within ten days of the date of the change of control.

•	Upon certain types of terminations of employment (other than a termination following a change in control), severance benefits may be paid to the Named Executive Officers at the discretion of the Committee.
          We explain these benefits more fully under “Potential Payments Upon Termination Or Change In Control” on page 32.
Retention Agreements
          We entered into a Confidentiality and Non-Competition Agreement dated as of January 6, 2005, with Michael Schrock, our President and Chief Operating Officer. The Confidentiality and Non-Competition Agreement requires Mr. Schrock to devote his full-time and energy to furthering our business and prohibits Mr. Schrock, during or after his term of employment, from disclosing or using for his own benefit or the benefit of another confidential information that he may learn or acquire during his employment. The Confidentiality and Non-Competition Agreement also contains a covenant against competition by Mr. Schrock for two years following his last day of employment with us. It does not contain severance provisions.

Impact of Tax Considerations
          Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation generally is performance-based compensation meeting those requirements and, as such, is fully deductible. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy requiring all compensation to be deductible.
          The Committee also considers the impact of other tax provisions, such as the restrictions on deferred compensation set forth in Section 409A of the Internal Revenue Code, and attempts to structure compensation in a tax-efficient manner, both for the Named Executive Officers and for our company.
COMPENSATION COMMITTEE REPORT
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007.
THE COMPENSATION COMMITTEE:
David A. Jones, Chair
T. Michael Glenn
Barbara B. Grogan
Charles A. Haggerty
William T. Monahan

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
          The table below summarizes the total compensation paid to or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2006 and 2007.

							(h)
							Change in
							Pension Value
							and Non-
						(g)	Qualified
				(e)	(f)	Non-Equity	Deferred	(i)	(j)
(a)		(c)	(d)	Stock	Option	Incentive Plan	Compensation	All Other	Total
Name and	(b)	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Compensation
Principal Position	Year	($)	($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)
Randall J. Hogan	2007	965,000	0	2,072,484	3,557,378	1,814,876	643,468	200,209	9,253,415
Chairman and Chief Executive Officer	2006	945,000	0	2,141,325	2,385,230	510,584	576,423	237,275	6,795,837

John L. Stauch (6)	2007	382,865	0	156,740	626,548	384,029	207,697	47,978	1,805,857
Executive Vice President and Chief Financial Officer

Michael V. Schrock	2007	517,000	0	1,390,452	1,174,749	648,214	321,697	141,004	4,193,116
President and Chief Operating Officer	2006	444,034	0	992,776	716,669	247,333	350,682	173,712	2,925,206

Louis L. Ainsworth	2007	363,693	0	403,667	777,254	262,688	152,166	73,930	2,033,398
Senior Vice President, General	2006	363,693	0	435,665	760,778	78,601	186,069	124,503	1,949,309
Counsel and Secretary

Frederick S. Koury	2007	371,171	0	301,428	525,039	279,225	108,042	87,175	1,672,080
Senior Vice President, Human Resources

David D. Harrison (7)	2007	74,091	0	95,135	69,114	0	(143,784)	54,226	148,782
Executive Vice President and Chief	2006	444,548	0	895,999	1,396,116	128,101	204,739	125,684	3,195,187
Financial Officer

Richard J. Cathcart (8)	2007	331,904	366,355	464,320	806,070	0	355,036	686,633	3,010,318
Vice Chairman	2006	495,000	0	522,343	1,219,900	178,299	372,525	102,064	2,890,131

(1)	The amounts in column (e) reflect that portion of the dollar amount of awards of restricted stock pursuant to the Omnibus Stock Incentive Plan that we recognized for financial statement reporting purposes in accordance with SFAS No. 123(R)(revised 2004) Share Based Payment (“FAS 123(R)”) for the fiscal year ended December 31, 2007 (disregarding the estimate of forfeitures related to service-based vesting). Based on this methodology, the amounts in column (e) may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008.

(2)	The amounts in column (f) reflect that portion of the dollar amount of awards of stock options pursuant to the Omnibus Stock Incentive Plan that we recognized for financial statement reporting purposes in accordance with FAS 123(R) for the fiscal year ended December 31, 2007 (disregarding the estimate of forfeitures related to service-based vesting). Based on this methodology, the amounts in column (f) may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008.

(3)	The amounts in column (g) reflect the cash awards to the named individuals pursuant to awards under the EOPP in 2007 which were determined by the Committee at its February 25, 2008 meeting and, to the extent not deferred by the executive, paid shortly thereafter.

(4)	The amounts in column (h) reflect the increase in the actuarial present value of the Named Executive Officer’s accumulated benefits under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements.

(5)	Column (i) reflects a severance payment of $495,000 to Mr. Cathcart pursuant to the terms of his Employment Agreement. The table below shows all other components of this column, which include perquisites and other personal benefits; the company match under the Sidekick Plan, RSIP/ESOP Plan and the Employee Stock Purchase Plan; company-paid life insurance premiums; and dividends on restricted stock awards:

				(iv)
	(i)		(iii)	Matches
	Perquisites	(ii)	Matches	under the	(v)	(vi)
	under the	Other Perquisites	under Defined	Employee	Life	Dividends on
	Flex Perq	and Personal	Contribution	Stock	Insurance	Restricted
	Program	Benefits	Plans	Purchase Plan	Premiums	Stock Awards
Name	($)(a)	($)	($)	($)	($)	($)
Mr. Hogan (b)	35,000	1,069	28,125	0	2,332	133,683
Mr. Stauch	30,000	0	8,292	0	1,248	8,438
Mr. Schrock (b)	35,000	3,300	29,225	2,250	1,873	69,376
Mr. Ainsworth	30,000	0	24,418	0	1,273	18,240
Mr. Koury (c)	30,000	9,166	23,684	2,250	1,375	20,700
Mr. Harrison (d)	5,000	14,831	27,611	375	265	6,144
Mr. Cathcart (b, e)	30,000	99,184	35,475	1,594	1,307	24,167

(a)	The amount shown in column (i) for each individual reflects amounts paid to or for the benefit of each Named Executive Officer under the Flex Perq Program, which is designed to provide corporate officers and other key executives with an expense allowance for certain personal and business-related benefits.

(b)	The amounts shown in column (ii) for Messrs. Hogan, Cathcart and Schrock include reimbursement for costs associated with an annual executive physical for Messrs. Hogan, Cathcart and Schrock in the amounts of $1,069, $387 and $3,300, respectively.

(c)	The amount shown in column (ii) for Mr. Koury reflects reimbursement to Mr. Koury through the end of the first quarter of 2007 for costs associated with gas, maintenance and insurance associated with personal use of a company-leased automobile in the amount of $2,969. The amount shown in column (ii) also includes the imputed value of $6,197 resulting from Mr. Koury’s purchase of a company vehicle in connection with the dissolution of the company-leased vehicle program in the first quarter of 2007.

(d)	The amount shown in column (ii) for Mr. Harrison includes a retirement gift for Mr. Harrison with a value in the amount of $14,831.

(e)	The amount shown in column (ii) for Mr. Cathcart includes a retirement gift for Mr. Cathcart with a value in the amount of $49,297 and a payment for outplacement services in the amount of $49,500.

(6)	Mr. Stauch’s employment with us commenced on February 12, 2007.

(7)	Mr. Harrison retired on February 28, 2007.

(8)	Mr. Cathcart retired on September 1, 2007.

GRANTS OF PLAN-BASED AWARDS

				Estimated Future Payouts
				Under			Estimated Future Payouts
				Non- Equity Incentive Plan			Under Equity Incentive
				Awards (2)			Plan Awards
										(j)
										All	(k)
										Other	All Other
										Stock	Option	(l)	(m)
										Awards:	Awards:	Exercise	Grant Date
		(c)								Number	Number of	or Base	Fair Value
		Compensation								of Shares	Securities	Price of	of Stock
	(b)	Committee		(d)	(e)	(f)	(g)	(h)	(i)	of Stock	Underlying	Option	and Option
(a)	Grant	Approval		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	Date (1)		($)	($)	($)	(#)	(#)	(#)	(#) (3)	(#)(4)	($/sh)	($)(5)
Randall J. Hogan	1/3/2007	12/13/2006								47,250			1,419,863
	1/3/2007	12/13/2006									319,775	30.05	2,577,610
	11/5/2007	N/A	(6)								2,778	35.99	25,641
	11/5/2007	N/A	(6)								112,846	35.99	1,041,557
	N/A	N/A		289,500	1,447,500	2,895,000

John L. Stauch	2/15/2007	1/23/2007								17,000			561,170
	2/15/2007	1/23/2007									121,000	33.01	1,071,419
	3/1/2007	2/26/2007								1,750			55,230
	3/1/2007	2/26/2007									12,500	31.56	105,821
	N/A	N/A		61,258	306,292	612,584

Michael V. Schrock	1/3/2007	12/13/2006								20,000			601,000
	1/3/2007	12/13/2006									110,000	30.05	886,677
	8/3/2007	N/A	(6)								7,414	36.78	74,595
	8/3/2007	N/A	(6)								2,718	36.78	27,347
	N/A	N/A		103,400	517,000	1,034,000

Louis L. Ainsworth	1/3/2007	12/13/2006								7,500			225,375
	1/3/2007	12/13/2006									50,000	30.05	403,035
	8/24/2007	N/A	(6)								2,795	35.77	27,350
	8/24/2007	N/A	(6)								19,670	35.77	192,475
	N/A	N/A		43,643	218,216	436,432

Frederick S. Koury	1/3/2007	12/13/2006								9,500			285,475
	1/3/2007	12/13/2006									65,000	30.05	523,946
	N/A	N/A		44,541	222,703	445,406

David D. Harrison	N/A	N/A		0	0	0

Richard J. Cathcart	1/3/2007	12/13/2006								15,000			450,750
	1/3/2007	12/13/2006									100,000	30.05	806,070
	3/1/2007	2/26/2007								430			13,571
	N/A	N/A		66,381	331,904	663,808

(1)	The Compensation Committee practices for granting options and restricted stock, including the timing of all grants and approvals therefor, are described under the caption “Long-Term Equity Incentive Compensation” on pages 17 and 18.

(2)	The amounts shown in column (d) reflect the minimum payment level under our Executive Officer Performance Plan (EOPP) which is 20% of the target amount shown in column (e). The amount shown in column (f) is 200% of such target amount. These amounts are based on the individual’s current salary and position.

(3)	The amounts shown in column (j) reflect the number of shares of restricted stock granted to each Named Executive Officer pursuant to the Omnibus Stock Incentive Plan.

(4)	The amounts shown in column (k) reflect the number of options to purchase Common Stock granted to each Named Executive Officer pursuant to the Omnibus Stock Incentive Plan.

(5)	The amounts shown in column (m) reflect the grant date fair value of the awards of restricted stock and stock options calculated in accordance with FAS 123(R).

(6)	With respect to the grants indicated above, the Committee approved an option award prior to January 2006 with a reload feature that allowed the optionee, upon the exercise of qualifying options, to receive a grant automatically on the corresponding grant date set forth in column (b). As of December 2005, we no longer grant options with a reload feature to our executives.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

	Option Awards						Stock Awards
										Equity
									Equity	incentive
									incentive	plan
				Equity					plan	awards:
				Incentive					awards:	Market
				plan			Number	Market	Number	or payout
				awards:			of	value of	of	value of
	Number of	Number of		Number of securities			shares	shares of	unearned	unearned
	securities	securities		underlying			of stock	stock that	shares	shares
	underlying	underlying options		unexercised	Option		that have	have not	that have	that have
	options	granted		unearned	exercise	Option	not been	vested	not	not
	(#)	(#)		options	price	expiration	vested	($)	vested	vested
Name	Exercisable	Unexercisable		(#)	($)(1)	date	(#)(2)	(3)	(#)	($)
Randall J. Hogan							221,273	$7,702,513
	115,624	—			$35.9900	1/2/2013
	—	319,775	(4)		$30.0500	1/3/2017
	66,666	133,334	(5)		$34.2800	1/3/2016
	183,333	91,667	(6)		$40.9500	1/6/2015
	47,007	—			$40.8000	1/3/2010
	36,680	—			$31.0100	1/2/2011
	300,000	—			$22.8800	1/2/2014
	6,988	—			$16.2735	1/2/2011
	291,000	—			$18.1485	1/2/2012
	190,000	—			$11.3750	1/2/2011
	48,000	—			$11.3750	1/2/2011
	50,000	—			$19.8125	1/14/2009

John L. Stauch							18,750	$652,688
	—	12,500	(7)		$31.5600	3/1/2017
	—	121,000	(8)		$33.0100	2/15/2017

Michael V. Schrock							115,481	$4,019,894
	10,132	—			$36.7800	1/2/2013
	—	110,000	(4)		$30.0500	1/3/2017
	22,666	45,334	(5)		$34.2800	1/3/2016
	6,662	—			$41.4300	10/22/2011
	29,786	—			$41.4300	1/2/2012
	17,991	—			$41.4300	1/2/2013
	7,951	—			$41.4300	1/2/2014
	40,000	20,000	(6)		$40.9500	1/6/2015
	10,023	—			$32.4900	1/3/2010
	16,991	—			$32.4900	10/22/2011
	11,690	—			$26.2650	1/2/2011
	73,602	—			$22.8800	1/2/2014
	15,000	—			$19.8125	1/14/2009

Louis L. Ainsworth							30,292	$1,054,465
	22,465	—			$35.7700	1/2/2013
	—	50,000	(4)		$30.0500	1/3/2017
	5,374	—			$41.3500	1/2/2012
	5,748	—			$38.6600	1/2/2012
	16,666	33,334	(5)		$34.2800	1/3/2016
	9,705	—			$37.4000	1/2/2012
	4,674	—			$35.4500	1/2/2011
	1,775	—			$44.8200	1/2/2011
	5,476	—			$41.4400	1/2/2011
	33,333	16,667	(6)		$40.9500	1/6/2015
	8,751	—			$40.8000	1/3/2010
	9,727	—			$33.9700	1/3/2010
	1,272	—			$27.4850	1/2/2011
	70,000	—			$22.8800	1/2/2014
	1,254	—			$21.7650	1/2/2011
	6,988	—			$16.2735	1/2/2011
	5,510	—			$18.1485	1/2/2012
	30,000	—			$19.8125	1/14/2009

	Option Awards					Stock Awards
									Equity
								Equity	incentive
								incentive	plan
			Equity					plan	awards:
			Incentive					awards:	Market
			plan			Number	Market	Number	or payout
			awards:			of	value of	of	value of
	Number of	Number of	Number of securities			shares	shares of	unearned	unearned
	securities	securities	underlying			of stock	stock that	shares	shares
	underlying	underlying options	unexercised	Option		that have	have not	that have	that have
	options	granted	unearned	exercise	Option	not been	vested	not	not
	(#)	(#)	options	price	expiration	vested	($)	vested	vested
Name	Exercisable	Unexercisable	(#)	($)(1)	date	(#)(2)	(3)	(#)	($)
Frederick S. Koury						31,500	$1,096,515
	—	65,000 (4)		$30.0500	1/3/2017
	16,666	33,334 (5)		$34.2800	1/3/2016
	33,333	16,667 (6)		$40.9500	1/6/2015
	70,000	—		$22.8800	1/2/2014
	40,000	—		$20.5350	9/9/2013

David D. Harrison	35,636	—		$37.9200	2/29/2012
	22,666	45,334 (5)		$34.2800	2/29/2012
	2,098	—		$39.9900	1/2/2012
	25,249	—		$39.9900	2/29/2012
	8,485	—		$41.4400	1/2/2012
	8,244	—		$41.4400	2/29/2012
	46,666	23,334 (6)		$40.9500	2/29/2012
	11,163	—		$38.7200	1/2/2011
	19,715	—		$38.7200	1/2/2012
	13,234	—		$38.7200	2/29/2012
	55,047	—		$32.7900	2/23/2010
	6,244	—		$32.7900	1/2/2011
	3,285	—		$32.7900	1/2/2012
	6,054	—		$26.3000	1/2/2011
	36,668	—		$22.8800	2/29/2012

Richard J. Cathcart	100,000	—		$30.0500	9/1/2010
	27,119	—		$38.4900	9/1/2010
	90,000	—		$34.2800	9/1/2010
	33,942	—		$42.8700	9/1/2010
	70,000	—		$40.9500	9/1/2010
	29,831	—		$40.0700	9/1/2010
	38,584	—		$30.0100	1/3/2010
	12,128	—		$30.0100	9/1/2010
	29,334	—		$22.8800	9/1/2010
	36,162	—		$20.1300	9/1/2010

(1)	The exercise price for all stock option grants is the fair market value of our Common Stock on the date of grant.

(2)	For restricted stock awards, the restrictions with respect to 50% of the shares will lapse on the third anniversary of the grant date and the restrictions on the remaining 50% of the shares will lapse on the fourth anniversary of the grant date. For the restricted stock award of 61,275 shares to Michael V. Schrock, 100% of the restrictions lapse on the fifth anniversary of the grant date.

(3)	The amounts in this column were calculated by multiplying the closing market price of our Common Stock on December 31, 2007 (the last day of our most recently completed fiscal year) of $34.81 by the number of unvested shares.

(4)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, January 3, 2007.

(5)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, January 3, 2006.

(6)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, January 6, 2005.

(7)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, March 1, 2007.

(8)	One-third of the options will vest on each of the first, second and third anniversaries of the grant date, February 15, 2007.

OPTION EXERCISES AND STOCK VESTED TABLE
          The following table shows a summary of the stock options exercised by the Named Executive Officers in 2007 and the restricted stock vested for the Named Executive Officers during 2007.

	Option awards		Stock awards
	Number	Value	Number of
	of shares	realized	Shares	Value
	acquired	on	Acquired	realized on
	on	exercise	on Vesting	vesting
Name	exercise (#)	($) (1)	(#)	($)(2)
Randall J. Hogan	288,200	$5,107,839	79,841	$2,415,642
John L. Stauch	0	0	0	0
Michael V. Schrock	34,334	604,505	17,580	529,833
Louis L. Ainsworth	66,000	1,148,400	12,431	374,707
Frederick S. Koury	0	0	11,000	349,150
David D. Harrison	0	0	63,457	1,957,769
Richard J. Cathcart	0	0	71,204	2,550,082

(1)	Reflects the amount calculated by multiplying the number of options exercised by the difference between the market price of our Common Stock on the exercise date and the exercise price of options.

(2)	Reflects the amount calculated by multiplying the number of shares vested by the market price of our Common Stock on the vesting date.
PENSION BENEFITS
          Listed below are the number of years of credited service and present value of accumulated pension benefits as of December 31, 2007 for each of the Named Executive Officers under the Pentair, Inc. Pension Plan, the Pentair Supplemental Executive Retirement Plan and the Pentair Restoration Plan, which are described in detail in the Compensation Discussion and Analysis beginning on page 12 above. The disclosed amounts are actuarial estimates only and do not necessarily reflect the actual amounts that will be paid to the Named Executive Officers, which will only be known at the time that they become eligible for payment.

		Number of	Present	Payments
		years	value of	during
		credited	accumulated benefit	last fiscal
Name	Plan name	service (#)	($)(1)	year ($)
Randall J. Hogan	Pentair, Inc. Pension Plan	10	129,330	0
	Pentair, Inc. Supplemental Executive Retirement Plan	10	5,618,412	0

John L. Stauch	Pentair, Inc. Pension Plan	1	6,817	0
	Pentair, Inc. Supplemental Executive Retirement Plan	1	200,881	0

Michael V. Schrock	Pentair, Inc. Pension Plan	10	152,659	0
	Pentair, Inc. Supplemental Executive Retirement Plan	9	1,850,421	0

Louis L. Ainsworth	Pentair, Inc. Pension Plan	11	242,336	0
	Pentair, Inc. Supplemental Executive Retirement Plan	11	1,466,559	0

Frederick S. Koury	Pentair, Inc. Pension Plan	4	37,228	0
	Pentair, Inc. Supplemental Executive Retirement Plan	4	544,344	0

David D. Harrison	Pentair, Inc. Pension Plan	10	218,910	7,265
	Pentair, Inc. Supplemental Executive Retirement Plan	10	1,749,856	41,404

Richard J. Cathcart	Pentair, Inc. Pension Plan	13	345,298	13,368
	Pentair, Inc. Supplemental Executive Retirement Plan	13	3,486,625	11,893

(1)	The Supplemental Executive Retirement Plan Benefits, which include amounts under the Restoration Plan, are payable at age 55 or later in the form of an annuity. The actuarial present values above were calculated using the following methods and assumptions:

•	Pension Plan present values were based on the accrued benefit payable at age 65 and were calculated as of December 31, 2007.

•	Present values for the Pension Plan are based on a life-only annuity. Present values for the Supplemental Executive Retirement Plan are based on a 180-month-certain only annuity.

•	The present value of Pension Plan benefits as of December 31, 2006 was calculated assuming a 6.0% interest rate. The male and female RP2000 mortality table, projected 15 years was used for post-retirement decrements; no pre-retirement mortality was used.

•	The present value of Pension Plan benefits as of December 31, 2007 was calculated assuming a 6.5% interest rate and the male and female RP2000 mortality table, projected 15 years.

•	The present value of Supplemental Executive Retirement Plan benefits was calculated assuming a 6.0% interest rate as of December 31, 2006 and a 6.5% interest rate as of December 31, 2007.
          The actual amount of pension benefits ultimately paid to a Named Executive Officer may vary based on a number of factors, including differences from the assumptions used to calculate the amounts.
NONQUALIFIED DEFERRED COMPENSATION TABLE
          The following table sets forth the contributions, earnings, distributions and year-end balances for each of the Named Executive Officers under our Sidekick Plan described under “Deferred Compensation” on page 21. Contributions we make to the Sidekick Plan are intended to make up for contributions to our RSIP/ESOP Plan (including our matching contributions) for cash compensation above the maximum imposed by Internal Revenue Code Section 401(a)(17), which was $225,000 in 2007. Because the Internal Revenue Code does not permit contributions on amounts in excess of that limit under a tax-qualified plan, the Sidekick Plan is designed to permit matching contributions on compensation in excess of the maximum imposed by Internal Revenue Code Section 401(a)(17). We make these matching contributions to the Sidekick Plan on amounts in excess of the maximum imposed by Internal Revenue Code Section 401(a)(17), but below the $700,000 compensation limit contained in our Sidekick Plan (such contributions, “Covered Sidekick Compensation”).

					Aggregate
	Executive	Registrant		Aggregate	Balance at
	Contributions in	Contributions in	Aggregate	Withdrawals/	December 31,
	2007	2007	Earnings in 2007	Distributions	2007
Name	($)	($)	($)	($)	($)
Randall J. Hogan	55,242	19,200	22,522	0	2,206,303
John L. Stauch	16,327	3,728	(112)	0	16,215
Michael V. Schrock	24,881	20,300	69,839	0	1,141,592
Louis L. Ainsworth	59,657	16,618	65,519	0	1,288,518
Frederick S. Koury	53,351	14,759	(3,381)	0	547,534
David D. Harrison	34,818	19,247	119,815	57,456	1,446,119
Richard J. Cathcart	26,621	26,550	31,940	0	257,039
          The amounts set forth in the column “Executive Contributions in 2007” reflect the amount of cash compensation each Named Executive Officer deferred in 2007 under the Sidekick Plan. The amount shown in the Aggregate Withdrawals/Distributions column reflects a payment to Mr. Harrison after his retirement.

          The amounts set forth in the column “Registrant Contributions in 2007” are the totals of contributions we made in 2007 for the account of each Named Executive Officer. These amounts are included in the Summary Compensation Table on page 24 in the column labeled “All Other Compensation.” The contributions we made are derived from some or all of the following sources:
•	Matching contributions equal to 50 cents for each dollar up to five percent of Covered Sidekick Compensation deferred in 2006 by each Named Executive Officer; we normally make these contributions one year in arrears.

•	A contribution of 1 1/2 % of Covered Sidekick Compensation earned in 2006 for each Named Executive Officer; we normally make these contributions one year in arrears.
          The amounts set forth in the column “Aggregate Earnings in 2007” reflect the amount of investment earnings realized by each Named Executive Officer on the mutual fund investments chosen that are offered to participants in our RSIP/ESOP Plan and Sidekick Plan. Fidelity Investments Institutional Services Co. provides these investment vehicles for participants and handles all allocation and accounting services for these plans. We do not guarantee or subsidize any investment earnings in either Plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
          Except for the following items, we have no agreements, arrangements, or plans that entitle executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment; such payments or benefits (other than following a change in control) would be in the discretion of the Compensation Committee.
•	Restricted stock vesting: Restriction periods on grants of restricted stock automatically lapse upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 55. The value of such restricted stock is reflected in the “Outstanding Equity Awards at December 31, 2007” table above. As of December 31, 2007, Mr. Ainsworth was the only Named Executive Officer who had attained 10 years of service and age 55.

•	Stock option vesting: Upon the retirement of a Named Executive Officer who has also attained 10 years of service and age 55, unvested options continue to vest according to the schedule in effect prior to retirement and, once vested, remain exercisable until earlier of expiration or the five-year anniversary of the Named Executive Officer’s retirement date. All such options are reflected in the “Stock Option Vesting” column of the table under the heading “Quantification of Compensation Payable upon Change in Control” below. As of December 31, 2007, Mr. Ainsworth was the only Named Executive Officer who had attained 10 years of service and age 55.

•	Certain benefits upon a change in control described under the heading “Change in Control Agreements” below.
Change in Control Agreements
          We have entered into agreements with our key corporate executives and business division leaders (including all Named Executive Officers) that provide for contingent benefits upon a change in control. These agreements are intended to provide for continuity of management upon a change in control. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control. If, following such a change in control, the executive officer is involuntarily terminated for any reason, other than for disability or for cause, or if such executive officer terminates his or her employment for good reason, then the executive officer is entitled to certain severance payments.
Under these agreements, a “change in control” is deemed to have occurred if:
•	any person is or becomes the beneficial owner of securities representing 20% or more of our outstanding shares of common stock or combined voting power;

•	a majority of our board of directors changes in a manner that has not been approved by at least two-thirds of the incumbent directors or successor directors nominated by at least two-thirds of the incumbent directors;

•	we consummate a merger, consolidation or share exchange with any other entity (or the issuance of voting securities in connection with a merger, consolidation or share exchange) which our shareholders have approved and in which our shareholders control less than 50% of combined voting power after the merger, consolidation or share exchange; or

•	we consummate a plan of complete liquidation or dissolution or an agreement for the sale or disposition by of all or substantially all of our assets which our shareholders have approved.
Under these agreements, the term “cause” means:
•	engaging in intentional conduct that causes us demonstrable and serious financial injury;

•	conviction of a felony; or

•	continuing willful and unreasonable refusal by an officer to perform his or her duties or responsibilities.
Under these agreements, the term “good reason” means:
•	a breach of the agreement by us;

•	any reduction in an officer’s base salary, percentage of base salary available as incentive compensation or bonus opportunity or benefits;

•	an officer’s removal from, or any failure to reelect or reappoint him or her to serve in, any of the positions held with us on the date of the change in control or any other positions to which he is thereafter elected, appointed or assigned, except in the event that such removal or failure to reelect or reappoint relates to our termination of an officer’s employment for cause or by reason of disability;

•	a good faith determination by an officer that there has been a material adverse change in his or her working conditions or status relative to the most favorable working conditions or status in effect during the 180-day period prior to the change in control, or, to the extent more favorable to him or her, those in effect at any time while employed after the change in control, including but not limited to a significant change in the nature or scope of his or her authority, powers, functions, duties or responsibilities or a significant reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements, but in each case excluding for this purpose an isolated, insubstantial and inadvertent event not occurring in bad faith that we remedy within ten days after receipt of notice thereof(1);

•	relocation of an officer’s principal place of employment to a location more than 35 miles from his or her principal place of employment on the date 180 days prior to the change in control;

•	imposition of a requirement that an officer travel on business 20% in excess of the average number of days per month he was required to travel during the 180-day period prior to the change in control;

•	our failure to cause a successor to assume an officer’s agreement; or

•	only in the case of the Chief Executive Officer, a voluntary termination for any reason within 30 days following the first anniversary of any change of control.
(1)	This provision applies to the agreements of all Named Executive Officers other than John L. Stauch.
The benefits under these agreements include:
•	upon any change in control:
•	incentive compensation awards for the year in question to be paid at target under the MIP or, in the case of the Named Executive Officers, under the EOPP(2);

•	immediate vesting of all unvested stock options and termination of all restrictions on shares issued under the Omnibus Stock Incentive Plan, without regard to the Plan’s forfeiture provisions(2); and

•	reimbursement of any excise taxes triggered by payments to the executive and any additional taxes on this reimbursement.
(2)	Benefits pursuant to these compensation plans are also applicable to all other participants.
•	upon termination of the executive by us other than for death, disability or cause or by the executive for good reason, after a change in control:

•	severance payable upon termination in an amount equal to 300% (for the Chief Executive Officer) or 250% (for our other executive officers and other key leaders) of annual base salary plus the greater of the executive’s target bonus for the year in question or bonus received in the prior year;

•	replacement coverage for company-provided group medical, dental and life insurance policies for up to three years;

•	the cost of an executive search agency not to exceed 10% of the executive’s annual base salary;

•	the accelerated accrual and vesting of benefits under the SERP (for those executives who have been made participants of such plan); and for executives having fewer than seven years of participation in the SERP, up to three additional years of services can be credited, up to a maximum of seven years of service.

•	up to $15,000 in fees and expenses of consultants and legal or accounting advisors.
          In the case of each Named Executive Officer, the agreement also requires the executive to devote his or her best efforts to us or our successor during the three-year period, to maintain the confidentiality of our information during and following employment and to refrain from competitive activities for a period of one year following termination of employment with us or our successor.
Change in Control Provisions of Incentive Plans
          The EOPP also contains provisions that apply in the event of a change in control. For the year in which a change in control occurs, awards for such year are determined by using the participants’ annual base salary as in effect immediately before the change in control and by assuming the performance goals for that year have been attained at target levels. Such awards must be paid to the participant within 10 days of the change in control. In addition, certain requirements are modified or eliminated, including the requirement that a participant remain employed through the end of the applicable incentive period, completion of an annual audit, review and approval by the Compensation Committee. The EOPP also includes a provision that eliminates the Compensation Committee’s discretion to reduce awards.
          The Omnibus Stock Incentive Plan provides that, upon a change in control:
•	all outstanding options granted under the Plan that are unvested become fully vested; and

•	all restrictions applicable to outstanding shares of restricted stock granted under the Plan shall automatically lapse and any dividends declared but unpaid with respect to such restricted stock shall be paid to the executive within ten days of the date of the change of control.
Quantification of Compensation Payable upon Change in Control
          The amount of compensation payable to each Named Executive Officer (other than Messrs. Harrison and Cathcart) upon a change of control and termination of the executive by us other than for death, disability or cause or by the executive for good reason after a change in control is shown below. The amounts shown assume that such termination was effective as of December 31, 2007, and thus are estimates of the amounts that would be paid out to the executives upon a change in control or their termination following a change in control. The actual amounts to be paid out can only be determined at the time of such change in control or executive’s separation.

										Total:
										Change in
	Cash		Restricted	SERP	Incentive		Legal &	Medical,		Control	Total:
	Termination		Stock	& Related	Compen-	Outplace-	Accounting	Dental,	Excise Tax	Followed by	Change in
	Payment	Stock Option	Vesting	Pension	sation	ment	Advisors	Life	Gross Up	Termination	Control
Executive	(1)	Vesting (2)	(2)	(1)	(2)	(1)	(1)	Insurance (1)	(1)	(1)	(2)
Randall J. Hogan	$7,841,918	$1,592,796	$7,702,513	—	$1,742,501	$50,000	$15,000	$38,955	—	$18,983,683	$11,037,810
John L. Stauch	$2,035,073	$258,425	$652,688	$400,375	$384,029	$43,000	$15,000	$24,602	$1,467,719	$5,280,911	$1,295,142
Michael V. Schrock	$2,913,038	$547,627	$4,019,894	—	$648,215	$50,000	$15,000	$37,578	—	$8,231,352	$5,215,736
Louis L. Ainsworth	$1,565,953	$255,667	$1,054,465	—	$262,688	$36,369	$15,000	$25,446	—	$3,215,588	$1,572,820
Frederick S. Koury	$1,609,285	$327,068	$1,096,515	$625,026	$272,543	$37,117	$15,000	$36,031	$1,257,412	$5,275,997	$1,696,126

(1)	Triggered only upon a change of control and a termination of the executive officer by us other than for death, disability or cause or by the executive for good reason.

(2)	Triggered solely upon a change of control.
The amounts above assume that:
•	our Common Stock was valued at $34.81, the closing market price for our Common Stock on December 31, 2007;

•	outplacement services and legal and accounting advisor fees are the maximum possible under the change in control agreements for each executive officer, except for Mr. Hogan and Mr. Schrock, for which outplacement services are assumed to be $50,000; and

•	medical, dental and life insurance coverage will continue for three years after termination at the current cost per year for each executive.
          In determining the amount of any excise tax gross up included in the tables above, we made the following material assumptions: an excise tax rate of 20% under Section 280G of the Internal Revenue Code, a combined federal and state individual tax rate of 42.25%, and we would be able to overcome any presumption that stock option and restricted stock grants in 2007 were made in contemplation of a change in control pursuant to regulations promulgated under Internal Revenue Code. In addition, the change in control agreements provide that if the payments would not be subject to the excise tax if the payments were reduced by an amount that is less than 10% of the portion of the payments that would be treated as “parachute payments” under the Internal Revenue Code, then payments will be reduced so that the excise tax will not apply and the executive will not receive a gross up. Under the assumptions used for the calculations set forth above, this provision would have been applicable to Mr. Hogan. Accordingly, the amount shown for his cash termination payment in the table above is reduced from $8,122,503 to $7,841,918. Furthermore, it was assumed that no value will be attributed to any non-competition agreement. At the time of any such change in control, a value may be attributed, which would result in a reduction of amounts subject to the excise tax.
Executive Retirements
          On September 1, 2007, after 13 years of service to the company, Richard J. Cathcart retired as our Vice Chairman and resigned from our board of directors. Accordingly, he became eligible for the normal retirement benefits we provide to our executive officers. These included benefits under the Pension Plan, the Retirement Savings Plan and other benefits described above under the heading “Retirement and Other Benefits” on page 19. In addition, his retirement was treated as a covered termination under the terms of the Employment Agreement we entered into with Mr. Cathcart in 2001, pursuant to which we provided Mr. Cathcart with certain payments and benefits. These included a payment of an amount equal to his annual cash compensation of $495,000; outplacement services in the amount of $49,500; an amount equal to his annual bonus, prorated to reflect his retirement date; participation in our medical and dental plans for a period of 18 months after his retirement date, with a value of approximately $16,000; and a retirement gift with a value of $49,297. Under the terms of the Employment Agreement, the restriction period applicable to all outstanding awards of restricted stock granted to Mr. Cathcart lapsed at the time of his retirement.

The fair market value of these restricted shares is reflected in the Option Exercises and Stock Vested Table on page 30. In addition, all outstanding option awards became fully vested at the time of his retirement and are exercisable until the earlier of the expiration date specified at the time the award was made or the third anniversary of his retirement date. Those outstanding options are reflected in the Outstanding Equity Awards at December 31, 2007 table on page 28.
          On February 28, 2007, after 11 years of service to the company, David D. Harrison retired as our Executive Vice President and Chief Financial Officer. Accordingly, he became eligible for the normal retirement benefits we provide to our executive officers. These included benefits under the Pension Plan, the Retirement Savings Plan and other benefits described above under the heading “Retirement and Other Benefits” on page 19. Under the terms of the Omnibus Stock Incentive Plan, the restriction period applicable to all outstanding awards of restricted stock granted to Mr. Harrison lapsed at the time of his retirement. The fair market value of these restricted shares is reflected in the Option Exercises and Stock Vested Table on page 30. In addition, all outstanding option awards, whether or not vested at the time of his retirement, will continue to vest under their normal vesting schedule and be exercisable until the earlier of the expiration date specified at the time the award was made or the fifth anniversary of his retirement date. We also provided him with a retirement gift with a value of $14,831. Those outstanding options are reflected in the Outstanding Equity Awards at December 31, 2007 table on page 28.

DIRECTOR COMPENSATION
          We use a combination of cash and equity-based incentive compensation to attract and retain qualified directors. Compensation of our directors reflects our belief that a significant portion of directors’ compensation should be tied to long-term growth in shareholder value.
          Mr. Hogan, our only employee-director, is not and will not be separately compensated for service as a member of the Board.
          In 2007, non-employee directors were compensated as set forth below.
Annual Retainers
          Annual retainers for non-employee directors’ service on the Board and Board Committees are as follows:

Board Retainer	$40,000
Lead Director Supplemental Retainer	20,000
Audit Committee Chair Supplemental Retainer	20,000
Compensation Committee Chair Supplemental Retainer	10,000
Governance Committee Chair Supplemental Retainer	5,000
International Committee Chair Supplemental Retainer	5,000
Audit Committee Retainer	9,000
Other Committee Retainer (per committee)	4,000
Attendance Fees
          For Board meetings, we paid each director $2,000 for personal attendance and $500 for attendance by telephone (or video conference). For committee meetings lasting less than two hours, we paid directors $1,500 for personal attendance ($2,000 for committee Chairs), and $500 for attendance by telephone (or video conference). For committee meetings lasting longer than two hours, we paid the directors $2,500 ($3,000 for committee Chairs) for personal attendance and $1,000 for attendance by telephone (or video conference). We paid each director $2,000 to attend our management’s annual strategic planning meeting.
Deferred Compensation
          Under the current Compensation Plan for Non-Employee Directors, our non-employee directors may elect to defer payment of all or a portion of their annual retainer and meeting fees in the form of share units. The value of a share unit is equal to the market value of a share of Common Stock. Share units carry no voting or investment power. We currently match 15% of the amount of the annual retainer that is deferred. A portion of our directors’ fees also may be paid directly in the form of share units under the equity compensation provisions of the Plan; however, no director was paid in that manner in 2007.
Stock Ownership Guidelines
          Within five years after election, non-employee directors are expected to acquire and hold our Common Stock or stock equivalents having a value equal to five times the annual board retainer for non-employee directors.

Stock Ownership for the Currently-Serving Directors as of December 31, 2007

	Share	12/31/07	Ownership	Meets
	Ownership	Market Value	Guideline	Guideline
Glynis A. Bryan	5,297	$184,402	$200,000	No(1)
Jerry W. Burris	0	0	200,000	No(2)
T. Michael Glenn	664	23,099	200,000	No(3)
Barbara B. Grogan	55,549	1,933,652	200,000	Yes
Charles A. Haggerty	134,413	4,678,926	200,000	Yes
David H. Y. Ho	0	0	200,000	No(4)
David A. Jones	10,397	361,930	200,000	Yes
Ronald L. Merriman	2,232	77,690	200,000	No(5)
William T. Monahan	33,902	1,180,144	200,000	Yes

(1)	Ms. Bryan became a director of the Company in November 2003 and will have five years from the commencement of service as a director to meet the stock ownership requirement.

(2)	Mr. Burris became a director of the Company in October 2007 and will have five years from the commencement of service as a director to meet the stock ownership requirement.

(3)	Mr. Glenn became a director of the Company in May 2007 and will have five years from the commencement of service as a director to meet the stock ownership requirement.

(4)	Mr. Ho became a director of the Company in May 2007 and will have five years from the commencement of service as a director to meet the stock ownership requirement.

(5)	Mr. Merriman became a director of the Company in April 2004 and will have five years from the commencement of service as a director to meet the stock ownership requirement.
Stock Option Plan
          The Outside Directors Nonqualified Stock Option Plan (the “Director Stock Option Plan”), which expired according to its terms in January 2008, provided for a one-time initial grant to non-employee directors of options to purchase 10,000 shares of Common Stock and an automatic annual grant to non-employee directors of options to purchase 10,000 shares of Common Stock. The Director Stock Option Plan offered alternative forms of payment of the exercise price, including tendering of previously owned Common Stock or surrender of other options to purchase Common Stock. No option granted under the Plan extends for a period of more than 10 years from the date of the grant and no option exercise price may be less than the current market price of Common Stock on the date of award of such option. One-third of the options granted to each recipient become exercisable on each of the first three anniversaries of the date of grant. If a director exercises the stock option during the first five years of the option term by tendering Common Stock, we can grant to the director a Reload Option. The Reload Option may be exercised during the remaining term of the original stock option period. The Reload Option exercise price is equal to the market price per share on the date the shares are tendered. As of December 14, 2006, we no longer grant options with a reload feature to our directors.
          We granted options to purchase 10,000 shares of Common Stock to all of our then current non-employee directors on January 2, 2008, at an exercise price of $34.18. This grant was made prior to the expiration of the Director Stock Option Plan. Ms. Abi-Karam, who was appointed as a director on February 26, 2008, was simultaneously granted an option to purchase 10,000 shares of Common Stock at an exercise price of $34.52. Because the Director Stock Option Plan expired in January 2008, the option granted to Ms. Abi-Karam is subject to approval of the Pentair, Inc. 2008 Omnibus Stock Incentive Plan by our shareholders as set forth in Proposal 2 below.

Director Compensation Table
          The table below summarizes the compensation that we paid to non-employee directors for the fiscal year ended December 31, 2007.

				(e)
				Change in
				Pension Value
	(b)	(c)	(d)	and Deferred	(f)
	Fees Earned or	Stock	Option	Compensation	All Other	(g)
(a)	Paid in Cash	Awards	Awards	Earnings	Compensation	Total
Name (1)	($)(2)	($)	($)(3)	($)	($)	($)
Leslie Abi-Karam	$0	$0	$0	$0	$0	$0
Glynis A. Bryan	90,350	0	99,522	0	0	189,872
Jerry W. Burris	15,250	0	10,349	0	0	25,599
T. Michael Glenn	55,900	0	37,387	0	0	93,287
Barbara B. Grogan	104,196	0	99,522	0	0	203,718
Charles A. Haggerty	121,300	0	99,522	0	0	220,822
David H. Y. Ho	53,667	0	37,387	0	0	91,054
David A. Jones	90,546	0	99,522	0	0	190,068
Augusto Meozzi	32,396	0	512,882	0	11,504	556,782
Ronald L. Merriman	112,535	0	101,880	0	0	214,415
William T. Monahan	110,946	0	99,522	0	0	210,468
Karen E. Welke	30,083	0	447,331	0	0	477,414

(1)	Because Leslie Abi-Karam became a director in February 2008, she received no compensation as a director in 2007. Augusto Meozzi and Karen E. Welke retired as directors upon the expiration of their terms in May 2007, and modification to their outstanding option grants resulted in an increase in related expenses in accordance with FAS 123(R). Randall Hogan, our Chief Executive Officer, is not included in this table as he is our employee and receives no compensation for his services as a director. The compensation received by Mr. Hogan as our employee during and for 2007 is shown in the Summary Compensation Table on page 24.

(2)	The directors’ deferred receipt of 2007 cash compensation in the form of share units under the Compensation Plan for Non-Employee Directors as follows:

			Number of Deferred
			Share Units Held Under
			Compensation Plan for
		Share Units Purchased	Non-Employee Directors
Name	2007 Fees Deferred	with 2007 Deferred Fees	as of 12/31/07 (a)
Leslie Abi-Karam	$0	0	0
Glynis A. Bryan	56,350	1,664	3,947
Jerry W. Burris	0	0	0
T. Michael Glenn	29,150	834	663
Barbara B. Grogan	104,196	3,072	46,451
Charles A. Haggerty	121,300	3,564	58,822
David H. Y. Ho	0	0	0
David A. Jones	90,546	2,676	10,397
Augusto Meozzi	32,396	1,001	0
Ronald L. Merriman	12,185	356	1,231
William T. Monahan	67,946	2,006	20,221
Karen E. Welke	0	0	0

(a)	Includes all share units deferred in all years of service as a director and all additional share units credited as a result of reinvestment of dividend equivalents.

(3)	On February 26, 2007, each non-employee director holding office on that date received a stock option award with a grant date fair value of $87,800 (10,000 shares). On May 3, 2007, newly elected non-employee directors T. Michael Glenn and David H. Y. Ho each received a stock option award with a grant date fair value of $92,300 (10,000 shares). On October 23, 2007, newly appointed non-employee director Jerry W. Burris received a stock option award with a grant date fair value of $88,700 (10,000 shares). The amount in column (d) above reflects the dollar amount we recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) (disregarding the estimate of forfeitures related to service-based vesting). Based on this methodology, the amounts in column (d) may include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of these amounts are included in footnote 13 to our audited financial statements for the fiscal year ended December 31, 2007 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. As of December 31, 2007, each Director had the following number of options outstanding: Glynis A. Bryan: 50,000; Jerry W. Burris 10,000; T. Michael Glenn: 10,000; Barbara B. Grogan: 81,600; Charles A. Haggerty: 58,079; David H. Y. Ho: 10,000; David A. Jones: 50,000; Augusto Meozzi: 46,856; Ronald L. Merriman: 40,000; William T. Monahan: 70,000; and Karen E. Welke: 75,100.

SECURITY OWNERSHIP
          The following table contains information concerning the beneficial ownership of our Common Stock as of March 2, 2008, by each director, by each executive officer listed in the Summary Compensation Table, and by all directors and executive officers as a group. Based on filings with the SEC, we know of no person who beneficially owned more than 5% of our Common Stock as of December 31, 2007.

			Right to
Name of	Common	Share	Acquire within	Restricted	ESOP		Percent of
Beneficial Owner	Stock(a)	Units(b)	60 days(c)	Stock(d)	Stock(e)	Total	Class(f)
Leslie Abi-Karam	0	0	0	0	0	0
Louis L. Ainsworth	123,345	0	288,718	27,634	1,693	441,390
Glynis A. Bryan	1,350	4,262	39,999	0	0	45,611
Jerry W. Burris	0	70	0	0	0	70
Richard J. Cathcart	31,387	0	467,100	0	4,102	502,589
T. Michael Glenn	0	909	0	0	0	909
Barbara B. Grogan	9,097	47,219	69,049	0	0	125,365
Charles A. Haggerty	75,591	59,698	48,078	0	0	183,367
David D. Harrison	37,561	0	346,455	0	917	384,933
David H. Y. Ho	0	152	0	0	0	152
Randall J. Hogan	370,379	0	1,600,223	195,218	1,070	2,166,890	2.2%
David A. Jones	0	10,973	39,999	0	0	50,972
Frederick S. Koury	22,380	0	214,999	30,750	264	268,393
Ronald L. Merriman	1,000	1,297	29,999	0	0	32,296
William T. Monahan	13,694	20,727	59,999	0	0	94,420
Michael V. Schrock	56,284	0	341,827	117,378	1,070	516,559
John L. Stauch	0	0	44,499	34,750	0	79,249
Directors and executive officers as a group (18 persons)	770,436	145,311	3,644,895	415,594	18,409	4,994,645	5.0%

(a)	Unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares. Beneficial ownership of an immaterial number of shares held by spouses has been disclaimed in some instances. Amounts listed do not include 943,140 shares held by the Pentair, Inc. Master Trust for various pension plans sponsored by us or by our subsidiaries. The Trust Investment Committee of such Master Trust included Randall J. Hogan, John L. Stauch, Frederick S. Koury and Michael G. Meyer. Although these individuals could be deemed under applicable SEC rules to “beneficially own” all of the shares held by these pension plans because of their shared voting and investment power with respect to those shares, they disclaim beneficial ownership of such shares.

(b)	Represents share units held under the Compensation Plan for Non-Employee Directors. No director has voting or investment power related to these share units.

(c)	Represents stock options exercisable within 60 days from March 2, 2008.

(d)	Restricted shares issued pursuant to incentive plans as to which the beneficial owner has sole voting power but no investment power.

(e)	Represents shares owned as a participant in the ESOP. As of March 2, 2008, Fidelity Management Trust Company (“Fidelity”), the
Trustee of the ESOP, held 2,890,872 shares of Common Stock (2.9%). Fidelity disclaims beneficial ownership of all shares. The ESOP participants have the right to direct the Trustee to vote their shares, although participants have no investment power over such shares.
The Trustee, except as otherwise required by law, votes the shares for which it has received no direction from participants, in the same proportion on each issue as it votes those shares for which it has received voting directions from participants.

(f)	Less than 1% unless otherwise indicated.

PROPOSAL 2
Approval of the Pentair, Inc. 2008 Omnibus Stock Incentive Plan
Our Board is seeking approval from our shareholders of the Pentair, Inc. 2008 Omnibus Stock Incentive Plan (the “2008 Plan”), including the authority to issue 8,500,000 shares of our common stock under the 2008 Plan. As described in the Compensation Committee Report on page 23, our stock-based compensation plans are an important component of our overall compensation system, which includes significant performance-based incentives. We believe that using stock-based compensation to provide long-term incentives supports the creation of long-term value and business returns for our shareholders. We further believe that the 2008 Plan strikes a proper balance between rewarding performance and limiting shareholder dilution.
The several complementary purposes of the 2008 Plan are as follows:
•	to promote the growth and success of our company by linking a significant portion of participant compensation to the increase in value of our common stock;

•	to attract and retain top quality, experienced executives and key employees by offering a competitive incentive compensation program;

•	to reward innovation and outstanding performance as important contributing factors to our company’s growth and progress;

•	to align the interests of executives, key employees, directors and consultants with those of our shareholders by reinforcing the relationship between participant rewards and shareholder gains obtained through the achievement by plan participants of short-term objectives and long-term goals; and

•	to encourage executives, key employees, directors and consultants to obtain and maintain an equity interest in our company.
Key Terms

Plan term:	10 years (through February 26, 2018)

Participation:	•	Eligible employees, consultants and non-employee directors
	•	Approximately 400 employees who are eligible to participate in the 2008 Plan and any and all non-employee directors

Shares authorized:	8,500,000 shares

Full-value awards:	Shares authorized will be depleted by three shares for each share subject to a full-value award such as restricted stock, restricted stock units and performance shares

Elimination of liberal share
counting:	•	Shares authorized depleted by number of granted awards of any type
	•	Shares used to pay exercise price of options or withholding taxes do not replenish shares authorized

Award types:	•	Stock options
	•	Stock appreciation rights
	•	Performance shares
	•	Performance units
	•	Restricted stock
	•	Restricted stock units
	•	Deferred stock rights
	•	Dividend equivalent units
	•	Other stock-based awards

Award limits:	•	Only 5,000,000 shares to be granted as incentive stock options
	•	Limits on annual awards of:
• options and stock appreciation rights of 750,000 shares
• restricted stock, restricted stock units and/or deferred stock rights of 500,000 shares
• performance shares and/or awards of performance units based on the fair market value of common stock of 500,000 shares
• performance units not based on the fair market value of common stock of $3,000,000
• other stock-based awards intended to qualify as performance-based compensation of 100,000 shares

Minimum vesting
requirements:	•	Three years for restricted stock
	•	One-third on each of the first three anniversaries of the grant date for options and stock appreciation rights

Key prohibitions:	•	No backdating of options or stock appreciation rights
	•	No repricing of options or stock appreciation rights
	•	No discounted options or stock appreciation rights
	•	The 2008 Plan does not provide for reloads of options

Amendments:	Material amendments require shareholder approval

Administration:	By the Compensation Committee with respect to eligible employee and consultant participants and the non-employee directors of our Board (or a committee of non-employee directors appointed by our Board) with respect to director participants
Burn Rate
Our three-year average burn rate is approximately 1.94% when calculated by dividing the total number of equity awards granted in any given year by the number of common shares outstanding. The number of equity awards used in the burn rate calculation is not discounted by cancelled or forfeited options or shares acquired or retained by us.

Effect of Proposal on Existing Equity Compensation Plans
The Pentair, Inc. Omnibus Stock Incentive Plan (the “Existing Equity Plan”), under which we may grant equity awards to employees, had approximately 6,572,106 shares of common stock available for future equity grants as of March 2, 2008. If our shareholders approve the 2008 Plan, the Existing Equity Plan will terminate on the date of approval, no new awards will be granted under the Existing Equity Plan, and the authority to issue the remaining shares of common stock available under the Existing Equity Plan will terminate. All awards that we granted under the Existing Equity Plan that are outstanding as of the date of the approval of the 2008 Plan will remain outstanding and will continue to be governed by the Existing Equity Plan. As of March 2, 2008, there were 7,017,342 shares of common stock subject to outstanding options and 897,752 shares of restricted stock that had not vested under the Existing Equity Plan. The options had a weighted average exercise price of $31.20 and a weighted average term of 6.36 years.
The Outside Directors Nonqualified Stock Option Plan (the “Director Plan”), which provided for a one-time initial grant to non-employee directors of options to purchase 10,000 shares of our common stock and an automatic annual grant to non-employee directors of options to purchase 10,000 shares of common stock, expired in January 2008. No new awards may be granted under the Director Plan, and the authority to issue the remaining shares of common stock available under the Director Plan has terminated. All awards that we granted under the Director Plan that were outstanding as of the termination of the Director Plan will remain outstanding and will continue to be governed by the Director Plan. As of March 2, 2008, there were 678,265 shares of common stock subject to outstanding options under the Director Plan. The options had a weighted average exercise price of $30.30 and a weighted average term of 5.94 years.
Effect on Existing Equity Compensation Plans if 2008 Plan is Not Approved
If the 2008 Plan is not approved, then the Existing Equity Plan will remain in effect in accordance with its terms. However, there will be insufficient shares available under the Existing Equity Plan to make annual awards and to provide grants to new hires in the coming years. Additionally, because the Director Plan has expired, if the 2008 Plan is not approved, then we will not have the ability to make equity grants to our non-employee directors. In this event, the Compensation Committee of our Board would be required to revise its compensation philosophy and devise other programs to attract, retain and compensate its management employees and non-employee directors.
Authorized Shares and Stock Price
Our restated articles of incorporation authorize the issuance of 250,000,000 shares of common stock. There were 98,979,984 shares of our common stock issued and outstanding as of March 2, 2008, and the market value of a share of our common stock as of that date was $32.62.
Summary of the Terms of the 2008 Plan
The following is a summary of the material provisions of the 2008 Plan, a copy of which is attached hereto as Appendix B and is incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the 2008 Plan. Any inconsistencies between this summary and the text of the 2008 Plan will be governed by the text of the 2008 Plan.
Administration and Eligibility
The 2008 Plan will be administered by the Compensation Committee of our Board with respect to eligible employee and consultant participants and the non-employee directors of our Board (or a committee of non-employee directors appointed by our Board) with respect to director participants (we refer to such committee or Board, as the case may be, as the “administrator”), which will have the authority to interpret the provisions of the 2008 Plan; make, change and rescind rules and regulations relating to the 2008 Plan; and change or reconcile any inconsistency in any award or agreement covering an award. Notwithstanding anything else in the 2008 Plan to the contrary, the administrator will have the discretion to grant to any newly hired or promoted participant an award with any vesting condition, any restriction period or any performance period. The administrator may also accelerate the vesting, restriction period or performance period of an award in connection with a participant’s death, disability, retirement or termination by the company without cause. Any action by the administrator to accelerate or otherwise amend an award for reasons other than retirement, death, disability, a termination by the company without cause or a change in control of our company will include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of the accelerated payment.
Once established, the administrator may not increase the amount of compensation payable under an award that is intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code, although the administrator may decrease the amount of compensation that a participant may earn under the award.
The administrator may designate any of the following as a participant under the 2008 Plan to the extent consistent with its authority: any key managerial, administrative or professional employee of our company or our affiliates whose position is generally evaluated at salary grade 40 or higher or who is in a position to make a material contribution to the company, consultants who provide services to us or our affiliates other than as an employee or director, and our non-employee directors. The selection of participants will be based upon the administrator’s opinion that the participant is in a position to contribute materially to our continued growth and development and to our long-term financial success. Following the Annual Meeting, we will have nine non-employee directors and approximately 400 employees who are eligible to participate in the 2008 Plan.
The Board may delegate some or all of its authority under the 2008 Plan to a committee of the Board or to one or more officers of our company, and the Compensation Committee may delegate some or all of its authority under the 2008 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to stock-based awards made to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the delegation is to a committee of the Board that consists only of outside directors.
Types of Awards
Awards under the 2008 Plan may consist of stock options, stock appreciation rights, performance shares, performance units, restricted stock, restricted stock units, deferred stock rights, dividend equivalent units, or other equity-based awards. The administrator may grant any type of award to any participant it selects, but only our and our subsidiaries’ employees may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).
Shares Reserved under the 2008 Plan
The 2008 Plan provides that 8,500,000 shares of common stock are reserved for issuance under the plan. The 2008 Plan also provides that we may only issue an aggregate of 5,000,000 shares of common stock upon the exercise of incentive stock options.
The number of shares of common stock reserved under the 2008 Plan will be depleted by the number of shares to which an award relates, although the aggregate number of shares reserved will be depleted by three shares for each share subject to a full-value award. For this purpose, a full-value award includes restricted stock, restricted stock units, performance shares, performance units valued in a relation to a share of common stock, deferred stock rights and any other similar award under which the value of the award is measured as the full value of a share of common stock, rather than the increase in the value of a share.
In general, if an award granted under the 2008 Plan expires, is canceled or terminates without the issuance of shares or the payment of other compensation under the award, if shares are forfeited under an award, or if shares are issued under any award and we reacquire them pursuant to rights we reserved upon the issuance of the shares, then such shares will again be available for issuance under the 2008 Plan in the same number as they depleted the reserve. Shares tendered in payment of the exercise price of an option, shares withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be recredited to the reserve.
Options
The administrator will have the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options will be granted to participants at such time as the administrator may determine. The administrator will also determine the number of options granted, whether an option is to be an incentive stock option or non-qualified stock option, and the date of grant, which may not be prior to the date of the administrator’s approval of the grant. The administrator will fix the option price per share of common stock, which may not be less than the fair market value of the common stock on the date of grant. Fair market value is defined as the last sales price of a share of our common stock as reported in The Wall Street Journal for the date in question, or if no sales of our common stock occur on such date, on the last preceding date on which there was such a sale.

The administrator will determine terms and conditions of exercise, provided that one-third of each option may not become exercisable earlier than on each of the first three anniversaries of the date of grant, as well as the expiration date of each option, but the expiration date will not be later than 10 years after the grant date. If the aggregate fair market value of the shares subject to the potion that becomes exercisable during a calendar year exceeds $100,000, then the option will be treated as a nonqualified stock option to the extent the $100,000 limitation is exceeded.
Each incentive stock option that the administrator grants to an eligible employee who owns more than ten percent of the total combined voting power of all classes of stock then issued by our company or a subsidiary must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant and must terminate no later than five years after the date of grant.
Options will be exercisable at such times and be subject to such restrictions and conditions as the administrator deems necessary or advisable. The stock option exercise price, applicable withholding taxes due upon exercise or both may be payable in cash or its equivalent, by tendering shares of previously acquired common stock having a fair market value at the time of exercise equal to the exercise price, by a combination of the two, or by any other payment methods as the administrator may determine.
Stock Appreciation Rights
The administrator will have the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The 2008 Plan provides that the administrator will determine all terms and conditions of each stock appreciation right, including: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; the number of shares of common stock to which the stock appreciation right relates; the date of grant, which will not be prior to the date of the administrator’s approval of the grant; a grant price that will not be less than the fair market value of the common stock subject to the stock appreciation right on the date of grant; the terms and conditions of exercise or maturity provided that one-third of each stock appreciation right may not become exercisable or mature earlier than on each of the first three anniversaries from the date of grant; a term that must be no later than 10 years after the date of grant; and whether the stock appreciation right will settle in cash, common stock or a combination of the two.
Performance and Stock Awards
The administrator will have the authority to grant awards of restricted stock, restricted stock units, deferred stock rights, performance shares or performance units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment equal to the fair market value of one share of common stock. Deferred stock right means the right to receive shares of common stock or shares of restricted stock at some future time. Performance shares means the right to receive shares of common stock, including restricted stock, to the extent performance goals are achieved. Performance unit means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved.
The administrator will determine all terms and conditions of the awards, including: the number of shares of common stock and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; the period of restriction with respect to restricted stock or restricted stock units and the period of deferral for deferred stock rights, which must be at least three years from the date of grant; the performance period for performance awards, which must be at least one year; with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of common stock; and, with respect to performance units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two.
During the time restricted stock is subject to a restriction period, the participant will have all of the rights of a shareholder, including the right to vote the shares of restricted stock and, unless the administrator otherwise provides, the right to receive dividends paid on the shares of restricted stock.

Dividend Equivalent Units
The administrator will have the authority to grant dividend equivalent units. A dividend equivalent unit is the right to receive a payment, in cash or shares of common stock, equal to the cash dividends or other distributions that we pay with respect to a share of common stock. The administrator will determine all terms and conditions of a dividend equivalent unit award, including whether: (1) the award will be granted in tandem with another award; (2) payment of the award be made currently or credited to an account for the participant which provides for the deferral of such amounts until a stated time; and (3) the award will be settled in cash or shares of common stock.
Other Awards
The administrator will have the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us. The administrator will determine all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our common stock on the date of the award.
Performance Goals
For purposes of the 2008 Plan, performance goals mean any goals the administrator establishes that relate to one or more of the following with respect to us or any one or more of our subsidiaries, affiliates or other business units: net income; income from continuing operations; stockholder return; stock price appreciation; earnings per share (including diluted earnings per share); net operating profit (including after tax); revenue growth; organic sales growth; return on equity; return on investment; return on invested capital (including after tax); earnings before interest, taxes depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction; cost reduction; return on equity; cash flow (including free cash flow); and new product releases.
In the case of awards that the administrator determines will not be considered “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the administrator may establish other performance goals not listed in the 2008 Plan.
Award Limits
In order to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, we are required to establish limits on the number of awards that we may grant to a particular participant. The award limits in the 2008 Plan were established in order to provide us with maximum flexibility, and are not necessarily indicative of the size of award that we expect to make to any particular participant. Under the 2008 Plan, no participant may be granted awards that could result in such participant:
•	receiving options for, or stock appreciation rights with respect to, more than 750,000 shares of common stock during any fiscal year;

•	receiving awards of restricted stock, restricted stock units and/or deferred stock rights relating to more than 500,000 shares of common stock during any fiscal year;

•	receiving awards of performance shares and/or awards of performance units, the value of which is based on the fair market value of common stock, for more than 500,000 shares of common stock during any fiscal year;

•	receiving awards of performance units, the value of which is not based on the fair market value of shares of common stock, of more than $3,000,000 in any fiscal year; or

•	receiving other stock-based awards not described above and that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code with respect to more than 100,000 shares of common stock during any fiscal year.
Each of these limitations is subject to adjustment as described below.
Effect of Termination on Awards
Except as otherwise provided by the administrator in an award agreement or determined by the administrator at the time of termination of a participant’s service, the termination of a participant’s service with our company and our affiliates as an employee or director for the reasons described below will have the following consequences. However, notwithstanding anything in the 2008 Plan to the contrary, the administrator may accelerate the vesting, restriction period or performance period of an award in connection with a participant’s death, disability, retirement or termination by us without cause.
Termination of Employment or Service. If a participant’s service ends for any reason other than a termination by us for cause, retirement, death or disability, then:
•	any outstanding options or stock appreciation rights will be exercisable upon the earlier of the expiration date of the award and 90 days, after which the awards will be forfeited; and

•	all other awards made to the participant, to the extent not yet earned or paid, will terminate no later than the participant’s last day of employment or service.
Retirement of Corporate Officer or Director. If a participant who is a Board-appointed corporate officer or a director retires pursuant to the terms of the 2008 Plan, then:
•	any outstanding options or stock appreciation rights will remain outstanding, and will continue to vest in accordance with the terms of the award, until the earlier of the expiration date of the award and the fifth anniversary of the retirement date, after which the awards will be forfeited (such extension will result in the conversion of an incentive stock option to a nonqualified stock option to the extent required under the Internal Revenue Code);

•	all outstanding restricted stock, restricted stock units and deferred stock rights that are not performance awards will immediately vest, and any other terms and conditions relating to such awards will be deemed to have lapsed or been satisfied; and

•	all outstanding performance awards will be paid in either unrestricted shares of our common stock or cash, following the end of the performance period and based on achievement of the performance goals established for these awards, as if the participant had not retired.
Retirement of Other Participants. If a participant who is not a Board-appointed corporate officer or a director retires pursuant to the terms of the 2008 Plan, then:
•	any outstanding vested options or stock appreciation rights will be exercisable upon the earlier of the expiration date of the award and 90 days, after which the awards will be forfeited;

•	all outstanding restricted stock, restricted stock units and deferred stock rights that are not performance awards will vest on a prorated basis based on the portion of the restriction or deferral period that the participant has completed, and any other terms and conditions relating to the awards will be deemed to have lapsed or been satisfied; and

•	all outstanding performance awards will be paid in either unrestricted shares of our common stock or cash, following the end of the performance period and based on achievement of the performance established for these awards, as if the participant had not retired, but prorated based on the proportion of the performance period that the participant has completed at the time of retirement.

Death. If a participant dies during employment with our company and our affiliates or while a director, then:
•	the participant’s estate or any person who succeeds to the participant’s benefits under the 2008 Plan will have up to the later of 12 months and the expiration date of the award to exercise any outstanding vested options or stock appreciation rights, after which the awards will be forfeited;

•	all restrictions on an outstanding award of restricted stock or restricted units that are not performance awards will be deemed to have lapsed on a prorated basis based on the portion of the restriction period the participant completed;

•	all outstanding deferred stock rights that are not performance awards will vest on a prorated basis based on the portion of the deferral period that the participant completed; and

•	all outstanding performance awards will be paid in either unrestricted shares of common stock or cash following the end of the performance period and based on achievement of the performance goals as if the participant had not died, but prorated based on the portion of the performance period completed at the time of death.
Disability. If a participant’s employment with our company and our affiliates or service as a director ends due to a disability of the participant, then:
•	the participant will have up to the later of 12 months or the expiration date of the award to exercise any outstanding vested options or stock appreciation rights, after which the awards will be forfeited;

•	all restrictions on an outstanding award of restricted stock or restricted units that are not performance awards will be deemed to have lapsed on a prorated basis based on the portion of the restriction period the participant completed;

•	all outstanding deferred stock rights that are not performance awards will vest on a prorated basis based on the portion of the deferral period that the participant completed; and

•	all outstanding performance awards will be paid in either unrestricted shares of common stock or cash based on the degree to which the applicable performance goals have been attained.
Termination for Cause. If we terminate a participant’s employment with our company and our affiliates or service as a director for cause as defined in the 2008 Plan, then all awards and grants of every type, whether or not vested, will terminate no later than the participant’s last day of employment.
Consultants and Other Stock-Based Awards. The Compensation Committee will have the discretion to determine, at the time an award is made, the effect of the termination of service of a consultant on awards held by the consultant. The Compensation Committee will also have the discretion to determine the effect on other stock-based awards of a participant’s termination of employment or service with our company or our affiliates.
Transferability
Awards are not transferable other than by will or the laws of descent and distribution, unless the administrator allows a participant to designate in writing a beneficiary to exercise the award or receive payment under an award after the participant’s death or the transfer constitutes a permitted transfer under the 2008 Plan. If allowed by the administrator, a participant may make the following permitted transfers of the ownership of some or all of the vested or earned awards granted to the participant under the 2008 Plan, other than incentive stock options:
•	transfers to the spouse, children or grandchildren of the participant, known as the “family members of the participant”;

•	transfers to a trust or trust established for the exclusive benefit of the family members of the participant; or

•	transfers to a partnership in which the family members of the participant are the only partners.

Any such permitted transfer must be without consideration and must be irrevocable. No award that is transferred may be subsequently transferred, except by will or the laws of descent and distribution. The administrator may create additional conditions and requirements that are applicable to the transfer of awards. Following the permitted transfer of a vested option, the option will be subject to the same terms and conditions that were applicable to the option prior to the transfer.
Adjustments
If:
•	we are involved in a merger or other transaction in which our common stock is changed or exchanged;

•	we subdivide or combine our common stock or we declare a dividend payable in our common stock, other securities or other property;

•	we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of common stock, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

•	any other event occurs, which, in the judgment of the Board or Compensation Committee necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2008 Plan;
then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2008 Plan and subject to certain provisions of the Internal Revenue Code, adjust the number and type of shares of common stock subject to the 2008 Plan and which may, after the event, be made the subject of awards; the number and type of shares of common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.
In any such case, the administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. However, if the transaction or event constitutes a change of control, as defined in the 2008 Plan, then the payment must be at least as favorable to the holder as the greatest amount the holder could have received for such award under the change of control provisions of the 2008 Plan. The administrator may, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, and without affecting the number of shares of common stock otherwise reserved or available under the 2008 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.
Change of Control
Unless otherwise provided in an applicable employment, retention, change of control, severance, award or similar agreement, in the event of a change of control of our company:
•	each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and, unless otherwise determined by the Board or the Compensation Committee, all stock options and stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the shares of common stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of common stock under the award;

•	restricted stock, restricted stock units and deferred stock rights (that are not performance awards) that are not vested will vest;

•	all performance awards that are earned but not yet paid will be paid, and all performance awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards if the performance goals measured at the time of the change of control were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target performance goals had been met at the time of the change of control;

•	all dividend equivalent units that are not vested will vest and be paid in cash; and

•	all other awards that are not vested will vest and if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

Term of 2008 Plan
Unless earlier terminated by our Board, the 2008 Plan will remain in effect until the earlier of the date all common stock reserved for issuance under the 2008 Plan has been issued or February 26, 2018.
Termination and Amendment
The Board or the Compensation Committee may amend, alter, suspend, discontinue or terminate the 2008 Plan at any time, except:
•	the Board must approve any amendment to the 2008 Plan if we determine such approval is required by action of the Board, applicable corporate law or any other applicable law;

•	shareholders must approve any amendment to the 2008 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or any other applicable law; and

•	shareholders must approve any amendment to the 2008 Plan that materially increases the number of shares of common stock reserved under the 2008 Plan, the incentive stock option award limits or the per participant award limitations set forth in the 2008 Plan, that expands the group of individuals that may become participants under the 2008 Plan, that diminishes the provisions on repricing or backdating stock options and stock appreciation rights, or that would materially change the minimum vesting and performance requirements of an award as required in the 2008 Plan.
The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the adjustment or cancellation of an award pursuant to the adjustment provisions of the 2008 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which our common stock is then traded, or to preserve favorable accounting or tax treatment of any award for us. The authority of the administrator to terminate or modify the 2008 Plan or awards will extend beyond the termination date of the 2008 Plan. In addition, termination of the 2008 Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force after termination of the 2008 Plan except as they may lapse or be terminated by their own terms and conditions.
Repricing Prohibited
Neither the administrator nor any other person may decrease the exercise price for any outstanding stock option or stock appreciation right after the date of grant nor allow a participant to surrender an outstanding stock option or stock appreciation right to us as consideration for the grant of a new stock option or stock appreciation right with a lower exercise price.
Backdating Prohibited
The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Foreign Participation
To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the 2008 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the 2008 Plan in a foreign country will not affect the terms of the 2008 Plan for any other country.
Certain Federal Income Tax Consequences
The following summarizes certain federal income tax consequences relating to the 2008 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2008 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.
Stock Options
The grant of a stock option under the 2008 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).
In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.
Stock Appreciation Rights
The grant of a stock appreciation right under the 2008 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).
Restricted Stock
Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2008 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time.

We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.
A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.
Restricted Stock Units
A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2008 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Performance Shares
The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).
Performance Units
The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Dividend Equivalent Units
A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.
Section 162(m) Limit on Deductibility of Compensation
Section 162(m) of the Internal Revenue Code limits the deduction we can take for compensation we pay to our chief executive officer and our four other highest paid officers (determined as of the end of each year) to $1,000,000 per year per individual. However, performance-based compensation that meets the requirements of Section 162(m) does not have to be included as part of the $1,000,000 limit. The 2008 Plan is designed so that awards granted to the covered individuals may meet the Section 162(m) requirements for performance-based compensation.
Code Section 409A
Awards under the 2008 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Internal Revenue Code. If the requirements of Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. We have sought to structure the 2008 Plan, and we expect to seek to structure awards under the 2008 Plan, to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A. To the extent that we determine that any award granted under the 2008 Plan is subject to Section 409A, the award agreement evidencing such award will generally incorporate the terms and conditions required by Section 409A. The 2008 Plan and any applicable awards may be modified to exempt the awards from Section 409A or comply with the requirements of Section 409A.
New Plan Benefits
On February 26, 2008, we granted options to purchase 10,000 shares of Common Stock to Ms. Abi-Karam, who was appointed as a director that day, at an exercise price of $34.52, resulting in an estimated aggregate grant date fair market value of $88,373. This grant is subject to the approval of our shareholders of the 2008 Plan.
Other than this grant, we cannot currently determine the awards that may be granted under the 2008 Plan in the future to the executive officers named in this proxy statement, other officers, employees, directors or other persons. The administrator will make such determinations from time to time.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes, as of December 31, 2007, information about compensation plans under which our equity securities are authorized for issuance:
Equity Compensation Plan Information

			Number of Securities
	Number of Securities to be		Remaining
	Issued Upon Exercise of	Weighted-average	Available for Future Issuance
	Outstanding Options,	Exercise Price of	Under Equity Compensation
	Warrants	Outstanding Options,	Plans (Excluding Securities
	and Rights	Warrants and Rights	Reflected in Column (a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,809,966 (1)	$30.68	7,565,440 (2)

Equity compensation plans not approved by security holders	48,000 (3)	$11.38	—

Total	6,857,966	$30.54	7,565,440

(1)	Represents options to purchase shares of common stock granted under the Existing Equity Plan and the Director Plan.

(2)	Represents securities remaining available for issuance under the Existing Equity Plan and the Director Plan. No more than 20% of the shares available for issuance under the Existing Equity Plan (1,315,252 remaining under the current plan) may be used to make awards other than stock options. The Director Plan expired in January 2008.

(3)	Represents options to purchase common stock granted pursuant to an individual stock option agreement described below.
Individual Stock Option Agreement
On January 2, 2001, we awarded Randall J. Hogan (currently our Chairman and Chief Executive Officer) an option to purchase 48,000 shares of common stock pursuant to an individual stock option agreement. These options have an exercise price of $11.375 per share and vested in three equal annual installments, commencing one year after the date of grant. The options expire 10 years after the date of grant and the exercise price of the options was the closing price of common stock on the date of grant. All share numbers and per share amounts described in this section have been changed to reflect our 2-for-1 stock split in 2004.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
The Ratification of Appointment of Deloitte & Touche LLP
as our Independent Registered Public Accounting Firm for 2008
     At its February 25, 2008 meeting, our Audit Committee approved the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2008. We are seeking the shareholders’ ratification of such action. If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will make another appointment effective for the subsequent fiscal year. Even if the shareholders ratify the appointment, the Audit Committee, in its discretion, may select a new independent auditor at any time that it believes such change would be in our best interests in the best interests of our shareholders.
     We expect that representatives of Deloitte & Touche LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions.

EACH OF THE BOARD AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS A VOTE
“FOR” PROPOSAL 3.

AUDIT COMMITTEE DISCLOSURE
Audit Committee Pre-approval Policy
     The Audit Committee reviews and approves the external auditor’s engagement and audit plan, including fees, scope, staffing and timing of work.  In addition, the Audit Committee Charter limits the types of non-audit services that may be provided by the independent auditor.  Any permitted non-audit services to be performed by the independent auditor must be pre-approved by the Audit Committee after the Committee is advised of the nature of the engagement and particular services to be provided.  The Committee pre-approved audit fees and all permitted non-audit services of the independent auditor in 2007. Responsibility for this pre-approval may be delegated to one or more members of the Committee; all such approvals, however, must be disclosed to the Audit Committee at its next regularly scheduled meeting.  The Audit Committee may not delegate authority for pre-approvals to management.
Service Fees Paid to the Independent Registered Public Accounting Firm
          We engaged Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) to provide various audit, audit-related, tax and other permitted non-audit services to us during fiscal years 2006 and 2007. Their expenses for these services were as follows (in thousands):

			2007	2006
a	)	Audit fees, including aggregate fees for the audits of our annual financial statements and the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements, statutory audits and review of SEC filings	$3,988	$3,634
b	)	Audit-related fees, with respect to acquisitions and divestitures, employee benefit plan audits, accounting research and certain other attest services	273	85

		Total audit and audit-related fees	4,261	3,719

c	)	Tax fees, relating to tax consulting and tax return assistance	921	1,123
d	)	All other fees relating to miscellaneous services	—	—

		Total fees paid to Deloitte Entities	$5,182	$4,842

AUDIT COMMITTEE REPORT
     In connection with the financial statements for the fiscal year ended December 31, 2007, the Audit Committee has:
(1)	reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2007, with management;

(2)	discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended; and

(3)	received the written disclosure and letter from Deloitte & Touche LLP as required by Independence Standards Board Standard No. 1, and discussed with Deloitte & Touche LLP its independence.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board at the February 26, 2008 meeting of the Board that our audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. The Board has approved this inclusion.
THE AUDIT COMMITTEE
Ronald L. Merriman, Chair
Glynis A. Bryan
Jerry W. Burris
David H. Y. Ho

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Our executive officers, directors and 10% shareholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and furnish copies of these reports to us.
     We have reviewed copies of reports furnished to us, or written representations that no reports were required. Based solely on these reports, we believe that during 2007 our executive officers and directors complied with all such filing requirements. Richard J. Cathcart, our former Vice Chairman and director, inadvertently failed to file Forms 4 with respect to transactions in January 2001, May 2001 and May 2002.
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS
     The deadline for submitting a shareholder proposal for inclusion in our proxy statement and form of proxy for our 2009 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the SEC is November 26, 2007. A shareholder who otherwise intends to present business at the 2009 Annual Meeting must comply with the requirements set forth in our By-Laws. The By-Laws state, among other things, that to bring business before an annual meeting, a shareholder must give written notice that complies with the By-Laws to our Secretary not less than 45 days nor more than 70 days prior to the first annual anniversary of the date when we first mailed our proxy statement to shareholders in connection with the immediately preceding annual meeting. Accordingly, we must receive notice of a shareholder proposal submitted other than pursuant to Rule 14a-8 by January 10, 2009. If the notice is received after January 10, 2009, then the notice will be considered untimely and we are not required to present such proposal at the 2009 Annual Meeting. If the Board chooses to present a proposal submitted other than pursuant to Rule 14a-8 at the 2009 Annual Meeting, then the persons named in the proxies solicited by the Board for the 2009 Annual Meeting may exercise discretionary voting power with respect to such proposal. Shareholder proposals should be sent to us at our principal executive offices: 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary.
OTHER BUSINESS
     Our management does not know of any other matter to be presented for action at the Annual Meeting. However, if any other matter should be properly presented at the Annual Meeting, the persons named in the proxy accompanying this Proxy Statement intend to vote the proxy in accordance with their best judgment.
2007 ANNUAL REPORT ON FORM 10-K
     Any shareholder wishing to review, without charge, a copy of our 2007 Annual Report on Form 10-K (without exhibits) filed with the SEC should write to us at our principal executive offices: 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary.
REDUCE DUPLICATE MAILINGS
          To reduce duplicate mailings, we are now sending only one copy of any proxy statement or annual report to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders. Upon written or oral request, we will promptly deliver a separate copy of the annual report or proxy statement to a shareholder at a shared address.
          If you wish to receive separate copies of each proxy statement and annual report please notify us by writing or calling Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary, Telephone: (763) 545-1730 or (800) 328-9626.
          If you are receiving duplicate mailings, you may authorize us to discontinue mailings of multiple proxy statements and annual reports. To discontinue duplicate mailings, notify us by writing or calling Pentair, Inc., 5500 Wayzata Boulevard, Suite 800, Golden Valley, MN 55416, Attention: Corporate Secretary, Telephone: (763) 545-1730 or (800) 328-9626.

Appendix A

PENTAIR, INC.
CORPORATE GOVERNANCE PRINCIPLES
Selection and Composition of the Board
1) Board Membership Criteria
The Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. Recognizing that the contribution of the Board will depend not only on the character and capacities of the Directors taken individually, but also on their collective strengths, the Board should be composed of:
a.	Directors chosen with a view to bringing to the Board a variety of experience and background;

b.	Directors who will form a central core of business executives with financial expertise;

c.	Directors who have substantial experience outside the business community – in the public, academic or scientific communities, for example;

d.	Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies;

e.	At least one Director who has the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the Securities and Exchange Commission; and

f.	A majority of Directors who are Independent (as defined below).
The Governance Committee and the full Board believe the following minimum qualifications must be met by a Director nominee to be recommended by the Governance Committee to the full Board:
a.	each Director should be chosen without regard to sex, sexual orientation, race, religion or national origin.

b.	each Director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

c.	each Director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

d.	each Director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

e.	each Director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

f.	each Director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency and be committed to enhancing long-term shareholder value.
2) Selection and Orientation of New Directors
The Board itself is responsible for selecting its own members and recommending them for election by the shareholders. The Board delegates the screening process involved to the Governance Committee, which recommends to the Board the names of qualified candidates to be nominated for election or re-election as Directors in accordance with the criteria set forth in these Corporate Governance Principles and the Governance Committee Charter. The Board and the Company have implemented an orientation process for new Directors that includes background material, meetings with senior management and visits to Company facilities.

The Governance Committee will consider persons recommended by shareholders to become nominees for election as Directors in accordance with the criteria set forth in these Corporate Governance Principles. Recommendations for consideration by the Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s bylaws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by shareowners.
3) Extending the Invitation to a Potential Director to Join the Board
The invitation to join the Board should be extended by the Board itself via the Chairman of the Board and Chief Executive Officer of the Company, together with an independent director, when appropriate.
Board Leadership
4) Selection of Chairman and Chief Executive Officer
The By-Laws of the Company permit the Chairman of the Board and the Chief Executive Officer to be the same or different persons. The Board is free to make this choice in any way that the Board deems to be in the best interests of the Company and its shareholders.
Therefore, the Board does not have a policy, one way or the other, on whether or not the role of the Chairman of the Board and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairman should be selected from the non-employee Directors or be an employee.
Board Composition and Performance
5) Size of the Board
The Board is limited to eleven members by the By-Laws of the Company. The consensus of the Board is that this is an appropriate size. Any change to the size of the Board would require an amendment to the By-Laws of the Company in such a way that shareholder approval of that change would be required.
6) Mix of Management and Independent Directors
At least a majority of the Board shall be Independent Directors. The Board believes that management should encourage executive officers to understand that Board membership is not necessary or a prerequisite to any higher management position in the Company. Executive officers other than the Chief Executive Officer currently attend portions of Board meetings on a regular basis even though they are not members of the Board.
7) Board Definition of What Constitutes Independence for Directors
For a Director to qualify as “Independent”:
a.	The Board of Directors must affirmatively determine that the Director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company) that would prevent the Director from acting independently of management of the Company, taking into account all relevant facts and circumstances. The Board shall consider both from the standpoint of the Director and from the standpoint of the persons or organizations with which the Director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

b.	Presently and within the immediately preceding three (3) year period:
(i)	the Director shall not be or have been an employee of the Company or any affiliate of the Company, other than as interim CEO or Chairman; an Immediate Family Member shall not be an executive officer of the Company or any affiliate of the Company;

(ii)	the Director shall not be or have been affiliated with or employed by a present or former (during the immediately preceding three (3) year period) internal or external auditor of the Company; an Immediate Family Member shall not be or have been affiliated with or employed in a professional capacity by a present or former (during the immediately preceding three (3) year period) internal or external auditor of the Company;

(iii)	neither the Director nor an Immediate Family Member shall be or have been employed (during the immediately preceding three (3) year period) as an executive officer of another company where an executive officer of the Company serves on the compensation committee of such other company;

(iv)	the Director shall not be an executive officer or an employee of another company (A) that accounts for at least $1 million or two percent (2%), whichever is greater, of the Company’s consolidated gross revenues or (B) for which the Company accounts for at least $1 million or two percent (2%), whichever is greater, of such other company’s consolidated gross revenues; an Immediate Family member shall not be an executive officer of another company (A) that accounts for at least $1 million or two percent (2%), whichever is greater, of the Company’s consolidated gross revenues or (B) for which the Company accounts for at least $1 million or two percent (2%), whichever is greater, of such other company’s consolidated gross revenues; or

(v)	neither the Director nor an Immediate Family Member shall receive or have received more than $100,000 per year during the immediately preceding three (3) year period in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation, so long as such compensation is not contingent in any way on continued service).
c.	For purposes of the independence determination,

“Immediate Family Member” includes a Director’s spouse, parents, children, siblings, mothers and father-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone who shares the same home as such Director (other than domestic employees).

“Company” includes any parent or subsidiary in a consolidated group with the Company.”
8) Former Chairman/Chief Executive Officer’s Board Membership
The Board believes this is a matter to be decided in each individual instance. When a Chairman of the Board or Chief Executive Officer resigns from that position, he or she shall submit his or her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter to be determined by the Governance Committee and the Board. A former Chairman or Chief Executive Officer serving on the Board will not be considered an independent Director.
9) Directors Who Change Their Present Job Responsibility
When a Director’s principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, the Director shall tender a letter of resignation for the Governance Committee to consider. The Committee will review whether the new occupation, or retirement, of the Director is consistent with the specific rationale for originally selecting that individual and the guidelines for Board membership. The Committee will recommend to the Board any action to be taken in connection therewith.
All Directors are encouraged to limit the number of other boards (excluding non-profits) on which they serve, taking into account potential board attendance, participation and effectiveness on these boards. In order to permit more effective participation by every Director, the Board has determined to limit the number of Boards of Directors on which any Director may sit to four Boards in addition to the Company’s. All Directors shall advise the Chief Executive Officer, the Chairman of the Board and the Chairman of the Governance Committee in advance of accepting an invitation to serve on another board or the audit committee of another board. The Company will review any potential conflicts of interest or other matters that may affect the Director’s independence and advise the Chairman of the Governance Committee as to the results of the review. The Chairman of the Governance Committee will confirm suitability of the proposed directorship or audit committee membership with the Director prior to his or her acceptance of the position. If a Director desires to accept a position on the Board or the audit committee of another public company, that Director must confirm to the Board of the Company that he or she has the time and the capability, notwithstanding the new position, to fulfill his or her responsibilities as a Director of the Company.

10) Term Limits
The Board has not adopted term limits for non-employee Directors.
11) Election of Directors Following Appointment
The Board may, but need not, appoint Directors at any time to fill vacancies on the Board. Pentair’s Articles of Incorporation require that each appointed Director must stand for election at the next succeeding annual meeting of shareholders for the remaining term of the class of Directors to which he or she was appointed.
12) Retirement Age
A Director must retire at the first annual meeting of the Company’s shareholders immediately following such Director’s 70th birthday.
13) Board Compensation and Stock Ownership Guidelines
It is appropriate for the staff of the Company to report once a year to the Governance Committee the status of the Pentair Board compensation in relation to its peers and the targeted comparable companies.  As part of a Director’s total compensation and to create a direct linkage with corporate performance, the Board believes that a meaningful portion of a Director’s compensation should be provided and held in stock options and/or common stock units. Within five years after election, Directors are expected to acquire and hold Company stock or stock equivalents having a value equal to five times the annual retainer for Directors.
Compensation for non-employee Directors and Committee chairpersons shall be consistent with the market practices of other reasonably comparable companies, but shall not be at a level or in a form that would call into question the Board’s objectivity. Directors who are employees of the Company will receive no additional compensation for serving as a Director of the Company.
Changes in Board compensation, if any, should come at the suggestion of the Governance Committee, but with full discussion and concurrence by the Board.
14) Executive Sessions of Independent Directors
The non-management Directors of the Board will meet in Executive Session at each regular meeting of the Board and as needed at each special meeting of the Board.  If the non-management Directors include directors who are not Independent Directors, then the Independent Directors will meet at least once a year in Executive Session including only Independent Directors. Executive Sessions will be chaired by the Lead Director selected by the Board.
15) Assessing the Board’s Performance
The Governance Committee is responsible to report annually to the Board an assessment of the Board’s performance.  In addition, each Committee is responsible to report annually to the Board an assessment of that Committee’s performance. These assessments will be discussed with the full Board, which will evaluate whether the Board and its committees are functioning effectively.  This should be done following the end of each fiscal year and at the same time as the report on Board membership criteria.
These assessments should be of the Board’s contribution as a whole and specifically review areas in which the Board and/or the management believes a better contribution could be made in order to increase the effectiveness of the Board.
16) Director Continuing Education
All Directors are encouraged to attend appropriate director continuing education programs. The fees for such programs, and reasonable travel and out-of-pocket expenses, will be paid by the Company to the extent not paid or reimbursed by any other organization.
Responsibilities of the Board
17) Responsibilities and Duties
The primary responsibility of the Board is to oversee the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. Directors are expected to attend all scheduled meetings of the Board and the Committees on which they serve and all meetings of shareholders. In addition to its general oversight of management, the Board (either directly or through its committees) also performs a number of specific functions, including:

a.	Representing the interests of the Company’s shareholders in maintaining and enhancing the success of the Company’s business, including optimizing long-term returns to increase shareholder value;

b.	Selecting, evaluating and compensating a well-qualified Chief Executive Officer of high integrity, and overseeing Chief Executive Officer succession planning;

c.	Providing counsel and oversight on the selection, evaluation, development and compensation of senior management;

d.	Reviewing, approving and interacting with senior management with respect to the Company’s fundamental financial and business strategies and major corporate actions, including strategic planning, management development and succession, operating performance and shareholder returns;

e.	Assessing major risks facing the Company and reviewing options for their mitigation;

f.	Ensuring processes are in place for maintaining the integrity of the Company, the integrity of its financial statements, the integrity of its compliance with law and ethics, the integrity of its relationships with customers and suppliers and the integrity of its relationships with other stakeholders; and

g.	Providing general advice and counsel to the Chairman of the Board, Chief Executive Officer and other senior management personnel.
18) Board Access to Independent Advisors
The Board and each committee are authorized to retain and consult with independent advisors, as is necessary and appropriate, without consulting management.
19) Shareholder Communications with Directors
Shareholders and other interested parties may communicate with the full Board, non-management Directors as a group or individual Directors, including the Lead Director, if any, or the Director who chairs Executive Sessions, by providing such communication in writing to the Company’s Secretary, who will directly provide such communication to the full Board or specified Directors, as the case may be.
Board Relationship to Senior Management
20) Regular Attendance of Non-Directors at Board Meetings
Senior management non-Board members may attend the meetings of the Board at its discretion. In addition, the Board may request the attendance of other individuals as necessary or appropriate.
21) Board Access to Senior Management
Board members have complete access to the Company’s management. Board members will use their judgment to be sure that this contact is not distracting to the business operation of the Company.
Furthermore, the Board encourages the management to, from time to time, bring managers into Board meetings who:  (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.
Meeting Procedures
22) Selection of Agenda Items for Board Meetings
The Chairman of the Board will establish the agenda for each Board meeting in consultation with the Lead Director.  Each Board member is free to request the inclusion of additional items on the agenda.
23) Board Materials Distributed in Advance
Information and data that is important to the Board’s understanding of the business will be distributed in writing to the Board before the Board meets with reasonable time provided for review.
24) Board Presentations
As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board members are adequately informed and prepared and discussion time focused on questions that the Board has about the material.

Committee Matters
25) Number, Structure and Independence of Committees
From time to time, the Board may want to form a new committee or disband a current Committee depending upon the circumstances.  The current four committees are Audit and Finance, Compensation, Governance, and International. The Audit and Finance, Compensation and Governance committees shall be composed solely of Independent Directors.
26) Assignment and Rotation of Committee Members
The Governance Committee is responsible, after consultation with the Chairman of the Board and with consideration of the desires of individual Board members, for the assignment of Board members to various committees.
It is the sense of the Board that consideration should be given to rotating Committee members periodically, but the Board does not believe that such a rotation should be mandated as a policy since there may be reasons at a given point in time to maintain an individual Director’s committee membership for a longer period.
Any Board member is welcome to attend the meetings of any Committee of the Board, whether or not a member of such Committee.
27) Frequency and Length of Committee Meetings
The Committee Chair, in consultation with committee members, will determine the frequency and length of the meetings of the Committee.
28) Committee Agenda
The Chair of the Committee, in consultation with the appropriate members of the Committee and management, will develop the Committee’s agenda.
Leadership Development
29) Formal Evaluation of the Chairman and the Chief Executive Officer
The Compensation Committee and the other Independent Directors shall make this evaluation annually, and it should be communicated to the Chief Executive Officer by the Chair of the Compensation Committee and the Lead Director. The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, etc. The evaluation will be used by Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.
30) Succession Planning
The Governance Committee and the Chief Executive Officer will provide to the Board an annual report on succession planning.
There should also be available to the Governance Committee Chair and the Lead Director, on a continuing basis, the Chief Executive Officer’s recommendation as a successor should the Chief Executive Officer be unexpectedly disabled. If such a vacancy occurs, the Governance Committee shall recommend a successor, whether interim or permanent, to the Board.
*     *     *
Nothing in these Corporate Governance Principles is intended to expand the fiduciary duty or other legal obligations of Board members or officers of the Company beyond those provided for under applicable law or regulation.

PENTAIR, INC.
2008 OMNIBUS STOCK INCENTIVE PLAN
     1. Purpose and Effective Date.
     (a) Purpose. The Pentair, Inc. 2008 Omnibus Stock Incentive Plan has several complementary purposes: (i) to promote the growth and success of the Company by linking a significant portion of participant compensation to the increase in value of the Company’s common stock; (ii) to attract and retain top quality, experienced executives and key employees by offering a competitive incentive compensation program; (iii) to reward innovation and outstanding performance as important contributing factors to the Company ‘s growth and progress; (iv) to align the interests of executives, key employees, directors and consultants with those of the Company’s shareholders by reinforcing the relationship between participant rewards and shareholder gains obtained through the achievement by plan participants of short-term objectives and long-term goals; and (iv) to encourage executives, key employees, directors and consultants to obtain and maintain an equity interest in the Company.
     (b) Effective Date. This Plan will become effective, and Awards may be granted under this Plan: (1) with regard to Non-Employee Directors, on and after February 26, 2008, provided that any Awards made prior to the date that the Plan is approved by the Company’s shareholders shall be contingent on such shareholder approval, and (2) with regard to all other eligible individuals, the date that the Plan is approved by the Company’s shareholders. If the Company’s shareholders approve this Plan, then the Pentair, Inc. Omnibus Stock Incentive Plan (the “Prior Plan”) will terminate on the date of such shareholder approval, and no new awards will be granted under the Prior Plan after its termination date; provided that the Prior Plan will continue to govern awards outstanding as of the date of such plan’s termination and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms.
     2. Definitions. Capitalized terms used in this Plan have the following meanings:
     (a) “10% Stockholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.
     (b) “Administrator” means (i) the Committee with respect to Participants who are Eligible Employees and Consultants and (ii) the Non-Employee Directors of the Board (or a committee of Non-Employee Directors appointed by the Board) with respect to Participants who are Directors.
     (c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.
     (d) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalent Units, or any other type of award permitted under the Plan.
     (e) “Board” means the Board of Directors of the Company.
     (f) “Cause” means, except as otherwise determined by the Administrator and set forth in an Award agreement, such act or omission by a Participant as is determined by the Administrator to constitute cause for termination, including but not limited to any of the following: (i) a material violation of any Company policy, including any policy contained in the Company Code of Business Conduct; (ii) embezzlement from, or theft of property belonging to the Company or any Affiliate; (iii) willful failure to perform or gross negligence in the performance of or failure to perform assigned duties; or (iv) other intentional misconduct, whether related to employment or otherwise, which has, or has the potential to have, a material adverse effect on the business conducted by the Company or its Affiliates.
     (g) “Change of Control” means a change of control of the Company, as that term is defined in the KEESA. Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of determining the timing of payment of such Award.

     (h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
     (i) “Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).
     (j) “Company” means Pentair, Inc., a Minnesota corporation, or any successor thereto.
     (k) “Consultant” means a person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.
     (l) “Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.
     (m) “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.
     (n) “Disability” means, except as otherwise determined by the Administrator and set forth in an Award agreement: (i) with respect to an ISO, the meaning given in Code Section 22(e)(3), and (ii) with respect to all other Awards, a physical or mental incapacity which qualifies an individual to collect a benefit under a long term disability plan maintained by the Company, or such similar mental or physical condition which the Administrator may determine to be a disability, regardless of whether either the individual or the condition is covered by any such long term disability plan. The Administrator shall make the determination of Disability and may request such evidence of disability as it reasonably determines.
     (o) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.
     (p) “Eligible Employee” means a key managerial, administrative or professional employee of the Company or an Affiliate whose position is evaluated at salary grade 40 or higher or who is in a position to make a material contribution to the continued profitable growth and long term success of the Company or an Affiliate.
     (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.
     (r) “Fair Market Value” means, per Share on a particular date: (i) the closing price on such date on the New York Stock Exchange, as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator.
     (s) “Incentive Stock Option” or “ISO” mean an Option that meets the requirements of Code Section 422.
     (t) “KEESA” means the Key Executive Employment and Severance Agreement between the Company and key executives, as approved by the Board and in effect from time to time.
     (u) “Option” means the right to purchase Shares at a stated price for a specified period of time.
     (v) “Participant” means an individual selected by the Administrator to receive an Award.
     (w) “Performance Awards” means a Performance Share and Performance Unit, and any Award of Restricted Stock, Restricted Stock Units, or Deferred Stock Rights the payment or vesting of which is contingent on the attainment of one or more Performance Goals.
     (x) “Performance Goals” means any goals the Administrator establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units: net income; income from continuing operations; stockholder return; stock price appreciation; earnings per share (including diluted earnings per share); net operating profit (including after tax); revenue growth; organic sales growth; return on equity; return on investment; return on invested capital (including after-tax); earnings before interest, taxes, depreciation and amortization; operating income; operating margin; market share; return on sales; asset reduction; cost reduction; return on equity; cash flow (including free cash flow); and new product releases. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles, if applicable; provided that, the Administrator may, at the time of establishing the Performance Goal(s), exclude the effects of (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax regulations or laws, or (iv) the effect of a merger or acquisition.

Notwithstanding the foregoing, the calculation of any Performance Goal established for purposes of an Award shall be made without regard to changes in accounting methods used by the Company or in accounting standards that may be required by the Financial Accounting Standards Board after a Performance Goal relative to an Award is established and prior to the time the compensation earned by reason of the achievement of the relevant Performance Goal is paid to the Participant. In the case of Awards that the Administrator determines will not be considered “performance-based compensation” under Code Section 162(m), the Administrator may establish other Performance Goals not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).
     (y) “Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals are achieved.
     (z) “Performance Unit” means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.
     (aa) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.
     (bb) “Plan” means this Pentair, Inc. 2008 Omnibus Stock Incentive Plan, as may be amended from time to time.
     (cc) “Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.
     (dd) “Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.
     (ee) “Restricted Stock Unit” means the right to receive a payment equal to the Fair Market Value of one Share.
     (ff) “Retirement” means, except as otherwise determined by the Administrator and set forth in an Award agreement, (i) with respect to Participants who are Eligible Employees or Consultants, termination of employment or service from the Company and its Affiliates (for other than Cause) on or after attainment of age fifty-five (55) and completion of ten (10) years of service with the Company and its Affiliates, and (ii) with respect to Director Participants, the Director’s removal (for other than Cause), or resignation or failure to be re-elected (for other than Cause) on or after “retirement” as defined in the Company’s retirement policy for Non-Employee Directors.
     (gg) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
     (hh) “Share” means a share of Stock.
     (ii) “Stock” means the Common Stock of the Company, par value of $0.16- 2/3 per share.
     (jj) “Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.
     (kk) “Subsidiary” means any corporation or limited liability company (except that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.

     3. Administration.
     (a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.
          Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to grant an Award with any vesting condition, any Restriction Period or any performance period if the Award is granted to a newly hired or promoted Participant, or accelerate the vesting, Restriction Period or performance period of an Award, in connection with a Participant’s death, disability, Retirement or termination by the Company without Cause. Any action by the Committee to accelerate or otherwise amend an Award for reasons other than Retirement, death, Disability or a termination by the Company without Cause, or in connection with a Change of Control, shall include application of a commercially reasonable discount to the compensation otherwise payable to reflect the value of the accelerated payment
          Notwithstanding the above statement or any other provision of the Plan, once established, the Committee shall have no discretion to increase the amount of compensation payable under an Award that is intended to be performance-based compensation under Code Section 162(m), although the Committee may decrease the amount of compensation a Participant may earn under such an Award.
     (b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.
     (c) Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.
     4. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any Eligible Employee, any Consultant or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.
     5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).
     6. Shares Reserved under this Plan.
     (a) Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of eight million five hundred thousand (8,500,000) Shares are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or shares reacquired at any time and now or hereafter held as treasury stock.
     (b) Incentive stock Option Award Limits. Subject to adjustment as provided in Section 16, the Company may issue only an aggregate of five million (5,000,000) Shares upon the exercise of incentive stock options.
     (c) Replenishment of Shares Under this Plan. The aggregate number of Shares reserved under Section 6(a) shall be depleted by the number of Shares with respect to which an Award is granted; provided that the aggregate number of Shares reserved under Section 6(a) shall be depleted by three (3) Shares for each Share subject to a full-value Award. For this purpose, a full-value award includes Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units (valued in relation to a Share), Deferred Stock Rights and any other similar Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.

If, however, an Award lapses, expires, terminates or is cancelled without the issuance of Shares or the payment of other compensation under the Award, or if Shares are forfeited under an Award, or if Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: Shares tendered in payment of the exercise price of an Option; Shares withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.
     (d) Participant Limitations. Subject to adjustment as provided in Section 16, no Participant may be granted Awards that could result in such Participant:
     (i) receiving Options for, and/or Stock Appreciation Rights with respect to, more than 750,000 Shares during any fiscal year of the Company;
     (ii) receiving Awards of Restricted Stock and/or Restricted Stock Units and/or Deferred Stock Rights relating to more than 500,000 Shares during any fiscal year of the Company;
     (iii) receiving Awards of Performance Shares, and/or Awards of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 500,000 Shares during any fiscal year of the Company;
     (iv) receiving Awards of Performance Units the value of which is not based on the Fair Market Value of Shares, for more than $3,000,000 during any fiscal year of the Company; or
     (v) receiving other Stock-based Awards pursuant to Section 11 relating to more than 100,000 Shares during any fiscal year of the Company.
In all cases, determinations under this Section 6(d) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.
     7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:
     (a) Whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422;
     (b) The number of Shares subject to the Option;
     (c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;
     (d) The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an incentive stock option granted to a 10% Stockholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;
     (e) The terms and conditions of exercise; provided that, subject to the provisions of Sections 12 and 16, one-third (1/3) of each Option may not become exercisable earlier than on each of the first three (3) anniversaries of the date of grant; and provided further that if the aggregate Fair Market Value of the Shares subject to the Option (as determined on the date of grant of such Option) that become exercisable during a calendar year exceed $100,000, then such Option shall be treated as a nonqualified stock option to the extent such $100,000 limitation is exceeded.
     (f) The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each incentive stock option granted to a 10% Stockholder must terminate no later than five (5) years after the date of grant.
          In all other respects, the terms of any incentive stock option should comply with the provisions of Code section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.
          Subject to the terms and conditions of the Award, vested Options may be exercised, in whole or in part, by giving notice of exercise to the Company in such manner as the Company may prescribe. This notice must be accompanied by payment in full of the exercise price in cash or by use of such other instrument as the Administrator may agree to accept.

          Payment of the exercise price, applicable withholding taxes due upon exercise of the Option, or both may be made in the form of Stock already owned by the Participant, which Stock shall be valued at Fair Market Value on the date the Option is exercised. A Participant who elects to make payment in Stock may not transfer fractional shares or shares of Stock with an aggregate Fair Market Value in excess of the Option exercise price plus applicable withholding taxes. A Participant need not present Stock certificates when making payment in Stock, so long as other satisfactory proof of ownership of the Stock tendered is provided (e.g., attestation of ownership of a sufficient number of shares of Stock to pay the exercise price). The Administrator shall have the discretion to authorize or accept payment by other forms or methods or to establish a cashless exercise program, all within such limitations as may be imposed by the Plan or any applicable law.
     8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:
     (a) Whether the SAR is granted independently of an Option or relates to an Option;
     (b) The number of Shares to which the SAR relates;
     (c) The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;
     (d) The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;
     (e) The terms and conditions of exercise or maturity; provided that, subject to the provisions of Sections 12 and 16, one-third (1/3) of each SAR may not become exercisable or mature earlier than on each of the first three (3) anniversaries of the date of grant;
     (f) The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and
     (g) Whether the SAR will be settled in cash, Shares or a combination thereof.
          If an SAR is granted in relation to an Option, then unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SAR, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.
     9. Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Units, including but not limited to:
     (a) The number of Shares and/or units to which such Award relates;
     (b) Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;
     (c) The period of restriction with respect to Restricted Stock or Restricted Stock Units and the period of deferral for Deferred Stock Rights (which, subject to the provisions of Sections 12 and 16, in each case may not be less than three (3) years from the date of grant);
     (d) The performance period for Performance Awards (which, subject to the provisions of Sections 12 and 16, must be at least one year);
     (e) With respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and
     (f) With respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.
     During the time Restricted Stock is subject to the Period of Restriction, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote such Stock and, unless the Administrator shall otherwise provide, the right to receive dividends paid with respect to such Stock.

     Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, said payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.
     10. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award be made currently or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; and (c) the Award will be settled in cash or Shares; provided that any Dividend Equivalent Units granted in connection with an Option, Stock Appreciation Right or other “stock right” within the meaning of Code Section 409A shall be set forth in a written arrangement that is separate from such Award, and to the extent the payment of such dividend equivalents is considered deferred compensation, such written arrangement shall comply with the provisions of Code Section 409A.
     11. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of shares of unrestricted Stock, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, or upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of the Award.
     12. Effect of Termination on Awards. Except as otherwise provided by the Administrator in an Award Agreement or, subject to Section 3(a), as determined by the Administrator at the time of termination of a Participant’s service:
     (a) Termination of Employment or Service. If a Participant’s service with the Company and its Affiliates as an employee or Director ends for any reason other than (i) a termination for Cause, (ii) Retirement, (iii) death or (iv) Disability, then:
     (i) Any outstanding Options or SARs, to the extent otherwise exercisable on the date such Participant’s service ends, shall be exercisable no later than ninety (90) days following the Participant’s termination date or, if earlier, the expiration date of the Option or SAR. At the conclusion of such ninety (90) day period, all such Options and SARs then unexercised shall be forfeited.
     (ii) All other Awards made to the Participant, to the extent not then earned or paid to the Participant, shall terminate no later than the Participant’s last day of employment, or service as a Director.
     (b) Retirement of Corporate Officer or Director. Upon Retirement of a Participant who is then a Board-appointed corporate officer or a Director:
     (i) Any outstanding Options or SARs shall remain outstanding (and shall continue to vest in accordance with the terms of the Award as if the Participant had continued in employment or service) until the earlier of the expiration date of the Award and the fifth anniversary of such Participant’s Retirement date; provided, however, that such extension shall result in the conversion of an incentive stock option to a nonqualified stock option to the extent required under the Code.
     (ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) outstanding on the Participant’s Retirement date shall be immediately vested, and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied. Payment for all such Awards shall be made to the Participant in either unrestricted shares of Stock or cash, depending on the payment terms applicable to such Award.
     (iii) All Performance Awards outstanding on the Participant’s Retirement date shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired.

     (c) Retirement of Other Participants. Upon Retirement of a Participant not covered by Section 12(b):
     (i) Any Options and SARs exercisable on such Participant’s Retirement date shall be exercisable no later than ninety (90) days following such date or, if earlier, the expiration date of the Option or SAR. At the end of such ninety (90) day period, all Options and SARs then unexercised shall be forfeited.
     (ii) All Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) shall vest on a prorated basis, based on the portion of the restriction or deferral period, as applicable, which the Participant has completed at the time of Retirement and any other terms and conditions applicable to such Awards shall be deemed to have lapsed or otherwise been satisfied.
     (iii) All Performance Awards outstanding on the Participant’s Retirement date shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not retired, but prorated based on the portion of the performance period which the Participant has completed at the time of Retirement.
     (d) Death of Participant. If a Participant dies during employment with the Company and its Affiliates or while a Director:
     (i) All outstanding Options and SARS shall be exercisable by the Participant’s estate or the person who has acquired the right to exercise such Awards by bequest or inheritance. The Participant’s estate, or any person who succeeds to the Participant’s benefits under the Plan, shall have up to twelve (12) months following the date of the Participant’s death, or if earlier the expiration date of the Option or SAR, to exercise any outstanding Options or SARs to the same extent the Participant would have been entitled to exercise said Options or SARs on the date of death. At the end of said twelve (12) month period, all Options and SARs then unexercised shall be forfeited.
     (ii) All restrictions on all outstanding Awards of Restricted Stock or Restricted Units (that are not Performance Awards) shall be deemed to have lapsed on a prorated basis based on the portion of the Restriction Period which the Participant has completed on the date of death.
     (iii) All outstanding Deferred Stock Rights (that are not Performance Awards) shall be vested on a prorated basis based on the portion of the deferral period which the Participant has completed on the date of death.
     (iv) All Performance Awards outstanding on the date of the Participant’s death shall be paid in either unrestricted shares of Stock or cash, as the case may be, following the end of the performance period and based on achievement of the Performance Goals established for such Awards, as if the Participant had not died, but prorated based on the portion of the performance period which the Participant has completed at the time of death.
     (e) Disability of Participant. If a Participant’s employment with the Company and its Affiliates or service as a Director ends due to a Disability, then:
     (i) The Participant shall have up to twelve (12) months, or if earlier the expiration date of the Option or SAR, to exercise any outstanding Options or SARs to the same extent the Participant would have been entitled to exercise said Options or SARs as of the date the Disability determination is effective. At the end of said twelve (12) month period all Options or SARs then unexercised shall be forfeited.
     (ii) All restrictions applicable to an outstanding Award of Restricted Stock or Restricted Units (that are not Performance Awards) shall be deemed to have lapsed on a prorated basis, based on the portion of the Restriction Period the Participant completed as of the date of Disability.
     (iii) All outstanding Deferred Stock Rights (that are not Performance Awards) shall be vested on a prorated basis based on the portion of the deferral period which the Participant completed on the date of Disability.
     (iv) All Performance Awards outstanding on the date of the Participant’s Disability shall be paid in either unrestricted shares of Stock or cash, as the case may be, based on the degree to which the Participant had attained the applicable Performance Goals as of the date of such Participant’s Disability.
     (f) Termination for Cause. If a Participant’s employment with the Company and its Affiliates or service as a Director is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of employment. The Committee shall have discretion to determine whether this Section 12(f) shall apply, whether the event or conduct at issue constitutes Cause for termination and the date on which Awards to a Participant shall terminate.

     (g) Consultants and Other Stock-Based Awards. The Committee shall have the discretion to determine, at the time an Award is made, the effect of the termination of service of a Consultant on Awards held by such individual, and the effect on Other Stock-Based Awards of the Participant’s termination of employment or service with the Company and its Affiliates.
     13. Transferability.
     (a) Restrictions on Transfer. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to designate in writing a beneficiary to exercise the Award or receive payment under an Award after the Participant’s death or transfer an Award as provided in subsection (b).
     (b) Permitted Transfers. If allowed by the Administrator, a Participant may transfer the ownership of some or all of the vested or earned Awards granted to such Participant, other than incentive stock options to (i) the spouse, children or grandchildren of such Participant (the “Family Members”), (ii) a trust or trust established for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Any such transfer shall be without consideration and shall be irrevocable. No Award so transferred may be subsequently transferred, except by will or applicable laws of descent and distribution. The Administrator may create additional conditions and requirements applicable to the transfer of Awards. Following the allowable transfer of a vested Option, such Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to the transfer. For purposes of settlement of the Award, delivery of Stock upon exercise of an Option and the Plan’s Change of Control provisions, however, any reference to a Participant shall be deemed to refer to the transferee.
     14. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
     (a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 14(b), this Plan will terminate on the earlier of the date all Shares reserved for issuance have been issued or February 26, 2018.
     (b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:
     (i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;
     (ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and
     (iii) shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a), 6(b) or the limits set forth in Section 6(d) (except as permitted by Section 16), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the protections afforded by Section 14(e) or that would materially change the minimum vesting and performance requirements of an Award as required in the Plan.
     (c) Amendment, Modification or Cancellation of Awards. Except as provided in Section 14(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award; or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 16 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

     (d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 14 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.
     (e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Administrator nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.
     (f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).
     (g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.
     15. Taxes.
     (a) Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may deduct (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash, or with the consent of the Committee, Shares otherwise deliverable or vesting under an Award, to satisfy such tax obligations. Alternatively, the Company may require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such taxes and other amounts. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit a Participant to satisfy all or a portion of the Federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares; provided that the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.
     (b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.
     (c) Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Restricted Stock subject to the election is awarded.

     16. Adjustment Provisions; Change of Control.
     (a) Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a), (b) and (d)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b).
          Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.
          Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.
     (b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.
     (c) Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant’s Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement, in the event of a Change of Control:
     (i) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;
     (ii) Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Performance Awards) that are not then vested shall vest;
     (iii) All Performance Awards that are earned but not yet paid shall be paid, and all Performance Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s) if the Performance Goals (as measured at the time of the Change of Control) were to continue to be achieved at the same rate through the end of the performance period, or if higher, assuming the target Performance Goals had been met at the time of such Change of Control; and

     (iv) All Dividend Equivalent Units that are not vested shall vest and be paid in cash, and all other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.
          If the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.
          Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.
     17. Miscellaneous.
     (a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:
     (i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;
     (ii) restrictions on resale or other disposition of Shares; and
     (iii) compliance with federal or state securities laws and stock exchange requirements.
     (b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:
     (i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;
     (ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;
     (iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and
     (iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.
          Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A.
     (c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

     (d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.
     (e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.
     (f) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Minnesota, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.
     (g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.
     (h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.
     (i) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

PLEASE SIGN AND RETURN PROMPTLY
TO REDUCE SOLICITATION EXPENSES
PENTAIR, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 1, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC.
     The undersigned hereby appoints Randall J. Hogan and John L. Stauch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. held of record by the undersigned on March 2, 2008 at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Thursday, May 1, 2008, at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.
      Furthermore, if I am a participant in the Pentair, Inc. Employee Stock Ownership Plan (Pentair ESOP), I hereby direct Fidelity Management Trust Company as Pentair ESOP Trustee, to vote at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Thursday, May 1, 2008, at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof, all shares of Common Stock of Pentair, Inc. allocated to my account in the Pentair ESOP as of March 2, 2008. I understand that my vote must be received by Wells Fargo Bank, N.A., acting as tabulation agent for the Pentair ESOP Trustee, by April 28, 2008. If it is not received by that date, or if the voting instructions are invalid, the shares held in my account will be voted by Fidelity Management Trust Company, in the same proportion that the other participants direct them to vote shares allocated to their accounts.
See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK «««EASY «««IMMEDIATE
• Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 30, 2008.
• Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — www.eproxy.com/pnr — QUICK ««« EASY ««« IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 30, 2008.

•   Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Pentair, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 THROUGH 5.

Election of directors:

	FOR	WITHHOLD AUTHORITY

1. Leslie Abi-Karam	☐	☐

2. Jerry W. Burris	☐	☐

3. Ronald L. Merriman	☐	☐

ò		ò
Please fold here

4. To approve the Pentair, Inc. 2008 Omnibus Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

5. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.	☐	For	☐	Against	☐	Abstain

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED “FOR” EACH PROPOSAL.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

Address Change? Mark Box ☐ Indicate changes below:	Date	, 2008
THIS CARD MUST BE DATED.

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE SIGN AND RETURN PROMPTLY TO REDUCE SOLICITATION EXPENSES
PENTAIR, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 1, 2008
     The undersigned hereby appoints Randall J. Hogan and John L. Stauch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. held of record by the undersigned on March 2, 2008, at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Thursday, May 1, 2008, at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.
THE BOARD RECOMMENDS A VOTE “FOR” ITEMS 1 THROUGH 5.

ELECTION OF DIRECTORS:

	FOR	WITHHOLD AUTHORITY

1. Leslie Abi-Karam	☐	☐

2. Jerry W. Burris	☐	☐

3. Ronald L. Merriman	☐	☐
(continued on reverse side)

(continued from reverse side)

4. To approve the Pentair, Inc. 2008 Omnibus Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

5. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.	☐	For	☐	Against	☐	Abstain

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED “FOR” EACH PROPOSAL.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC.

Signature

Signature if held jointly

Dated:	, 2008

THIS CARD MUST BE DATED.

(Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

PLEASE SIGN AND RETURN PROMPTLY
TO REDUCE SOLICITATION EXPENSES
PENTAIR, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
May 1, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PENTAIR, INC.
     As a participant in the Pentair, Inc. International Stock Purchase and Bonus Plan (Plan), I hereby appoint Randall J. Hogan and John L. Stauch, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of Pentair, Inc. allocated to my account in the Plan as of March 2, 2008, at the Annual Meeting of Shareholders of Pentair, Inc. to be held at 10:00 a.m., Thursday, May 1, 2008, at the Thrivent Financial Auditorium, 625 4th Avenue South, Minneapolis, Minnesota, and any adjournment or adjournments thereof.
See reverse for voting instructions.

There are two ways to vote your Proxy

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY #

VOTE BY INTERNET — www.eproxy.com/pnr — QUICK ««« EASY ««« IMMEDIATE
• Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 30, 2008.
• Please have your proxy card available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Pentair, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet, please do not mail your Proxy Card

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 THROUGH 5.

Election of directors:

	FOR	WITHHOLD AUTHORITY

1. Leslie Abi-Karam	☐	☐

2. Jerry W. Burris	☐	☐

3. Ronald L. Merriman	☐	☐

ò		ò
Please fold here

4. To approve the Pentair, Inc. 2008 Omnibus Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

5. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2008.	☐	For	☐	Against	☐	Abstain

6. To transact such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED SIGNED WITH NO DIRECTION MADE, THEY WILL BE VOTED “FOR” EACH PROPOSAL.

The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

Address Change? Mark Box ☐ Indicate changes below:	Date	, 2008
THIS CARD MUST BE DATED.

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.